EXHIBIT 99.1

                                 LOAN AGREEMENT

                                      AMONG

                               HEALTH POWER, INC.
                              COMPMANAGEMENT, INC.
                       COMPMANAGEMENT HEALTH SYSTEMS, INC.
                            M&N RISK MANAGEMENT, INC.
                              M&N ENTERPRISES, INC.

                                  AS BORROWERS


                                WC HOLDINGS, INC.

                                  AS GUARANTOR

                                       AND

                                 BANK ONE, N.A.

                                    AS LENDER


                                DECEMBER 21, 2000
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                               TABLE OF CONTENTS

ARTICLE 1.  REVOLVING CREDIT LOANS...........................................1
      1.1   REVOLVING CREDIT COMMITMENT......................................1
      1.2   CONVERSION OPTIONS...............................................2
      1.3   REVOLVING CREDIT NOTE............................................2
      1.4   CANCELLATION AND REDUCTION OF REVOLVING CREDIT COMMITMENT........4
      1.5   USE OF FUNDS.....................................................4
      1.6   ADDITIONAL PROVISIONS AND LIMITATIONS RELATING TO EURODOLLAR
            RATE LOANS.......................................................4
      1.7   KENTUCKY LC......................................................6

ARTICLE 2.  TERM LOAN........................................................6
      2.1   TERM LOAN AMOUNT.................................................6
      2.2   TERM NOTE........................................................6
      2.3   OPTIONAL REPAYMENTS..............................................8
      2.4   ADDITIONAL PROVISIONS AND LIMITATIONS RELATING TO EURODOLLAR
            RATE PORTIONS....................................................8

ARTICLE 3.  FEES, PAYMENTS, SETOFFS, SECURITY, Default Rate..................9
      3.1   FEES.............................................................9
      3.2   PAYMENTS.........................................................9
      3.3   SETOFFS..........................................................9
      3.4   SECURITY.........................................................9
      3.5   DEFAULT RATE....................................................11

ARTICLE 4.  CONDITIONS OF BORROWING.........................................11
      4.1   CONDITIONS PRECEDENT TO THE TERM LOAN AND THE INITIAL REVOLVING
            CREDIT LOAN.....................................................11
      4.2   CONDITIONS PRECEDENT TO EACH OF THE LOANS.......................14

ARTICLE 5.  REPRESENTATIONS AND WARRANTIES..................................15
      5.1   ORGANIZATION AND AUTHORITY......................................15
      5.2   QUALIFICATION...................................................15
      5.3   INVESTMENTS; GUARANTEES; LIABILITIES............................15
      5.4   TAX RETURNS AND PAYMENTS........................................16
      5.5   TITLE TO PROPERTIES; LIENS......................................16
      5.6   LITIGATION......................................................16
      5.7   COMPLIANCE WITH LAW AND OTHER INSTRUMENTS.......................16
      5.8   FINANCIAL STATEMENTS............................................17
      5.9   PATENTS, TRADEMARKS AND COPYRIGHTS..............................17
      5.10  NO MARGIN ACTIVITY..............................................17
      5.11  ERISA...........................................................17
      5.12  ADVERSE CONTRACTS; DEFAULTS.....................................17
      5.13  ENVIRONMENTAL LAWS..............................................18
      5.14  DISCLOSURE......................................................18
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      5.15  INSURANCE.......................................................18
      5.16  EVENTS OF DEFAULT...............................................18
      5.17  GUARANTOR SINGLE PURPOSE........................................18
      5.18  SOLVENCY, ETC...................................................19
      5.19  PROJECTIONS AND PRO FORMA FINANCIAL STATEMENTS..................19
      5.20  MERGER AGREEMENT AND SUBORDINATED NOTE PURCHASE AGREEMENT
            REPRESENTATIONS.................................................20
      5.21  CERTAIN ASSURANCES..............................................20

ARTICLE 6.  AFFIRMATIVE COVENANTS...........................................20
      6.1   BANK DEPOSITS...................................................20
      6.2   FINANCIAL STATEMENTS AND REPORTS OF THE COMPANY.................20
      6.3   FINANCIAL STATEMENTS AND REPORTS OF THE GUARANTOR...............22
      6.4   UNAUDITED FINANCIAL STATEMENTS OF THE COMPANY...................22
      6.5   AUDITED FINANCIAL STATEMENTS OF THE GUARANTOR...................23
      6.6   INSPECTION......................................................23
      6.7   INSURANCE.......................................................24
      6.8   PAYMENT OF TAXES AND CLAIMS.....................................25
      6.9   COMPLIANCE WITH LAWS............................................25
      6.10  ERISA...........................................................25
      6.11  PRESERVATION OF CORPORATE EXISTENCE.............................26
      6.12  MAINTENANCE OF TANGIBLE ASSETS..................................26
      6.13  NOTICES OF CERTAIN EVENTS.......................................26
      6.14  RECORDS AND BOOKS OF ACCOUNT....................................26
      6.15  PERFORMANCE OF CONTRACTS........................................26
      6.16  NOTICE OF MATERIAL LITIGATION...................................26
      6.17  USE OF PROCEEDS.................................................27
      6.18  OWNERSHIP AND CONTROL OF BORROWERS AND GUARANTOR................27
      6.19  COMPLIANCE WITH THE SUBORDINATED DEBT AGREEMENTS................27
      6.20  COMPLIANCE WITH THE INTERCREDITOR AGREEMENT.....................28
      6.21  COMPLIANCE WITH THE MERGER DOCUMENTS............................28
      6.22  COMPLIANCE WITH THE OBWC........................................28
      6.23  SUBORDINATED LENDER INFORMATION.................................28
      6.24  KEY MAN LIFE INSURANCE POLICIES.................................28

ARTICLE 7.  NEGATIVE COVENANTS..............................................28
      7.1   INDEBTEDNESS....................................................28
      7.2   LIENS AND OTHER ENCUMBRANCES....................................29
      7.3   GUARANTIES AND OTHER CONTINGENT LIABILITIES.....................29
      7.4   FUNDAMENTAL CHANGES.............................................29
      7.5   CREATION OF SUBSIDIARIES........................................30
      7.6   LOANS OR ADVANCES...............................................30
      7.7   INVESTMENTS.....................................................30
      7.8   SALE AND LEASEBACK..............................................30
      7.9   DISPOSITION OF ASSETS...........................................30
      7.10  TRANSACTIONS WITH AFFILIATES....................................30
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      7.11  ANNUAL LEASE PAYMENTS...........................................31
      7.12  SALE OF ACCOUNTS................................................31
      7.13  CAPITAL EXPENDITURES............................................31
      7.14  NET WORTH.......................................................32
      7.15  DEBT COVERAGE RATIO.............................................32
      7.16  RATIO OF FUNDED INDEBTEDNESS TO EBITDA..........................32
      7.17  MANAGEMENT FEES.................................................33
      7.18  DIVIDENDS AND PAYMENTS..........................................33
      7.19  ISSUANCE OF CAPITAL STOCK.......................................33
      7.20  PROHIBITION OF CHANGE IN FISCAL YEAR............................34
      7.21  AMENDMENT TO OTHER DOCUMENTS....................................34
      7.22  MANAGEMENT......................................................34
      7.23  PLEDGE RIGHTS NOT A "CHANGE"....................................34

ARTICLE 8.  EVENTS OF DEFAULT...............................................34
      8.1   EVENT OF DEFAULT................................................34
      8.2   CONSEQUENCES OF EVENT OF DEFAULT................................37

ARTICLE 9.  MISCELLANEOUS...................................................37
      9.1   NOTICES.........................................................37
      9.2   TERM OF AGREEMENT; TERMINATION; SUCCESSORS AND ASSIGNS..........38
      9.3   NO IMPLIED RIGHTS OR WAIVERS....................................39
      9.4   APPLICABLE LAW..................................................39
      9.5   MODIFICATIONS, AMENDMENTS OR WAIVERS............................39
      9.6   COUNTERPARTS....................................................39
      9.7   HEADINGS........................................................39
      9.8   EXPENSES........................................................39
      9.9   ACCOUNTING TERMS................................................40
      9.10  SEVERABILITY....................................................40
      9.11  WAIVER OF JURY TRIAL; CONSENT TO VENUE..........................40
      9.12  ENTIRE AGREEMENT................................................40
      9.13  CERTIFICATES, ETC...............................................40
      9.14  WAIVER OF CERTAIN DEFENSES......................................40

ARTICLE 10.  DEFINITIONS....................................................40


EXHIBITS:

Exhibit A   Revolving Credit Note
Exhibit B   Term Note
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Exhibit C   Borrower Security Agreement
Exhibit D   Copyright Security Agreement
Exhibit E   Guarantor Security Agreement
Exhibit F   Stock Pledge Agreement
Exhibit G   Collateral Assignment of Leasehold Interests
Exhibit H   Assignment of Life Insurance Policy
Exhibit I   Guaranty
Exhibit J   Opinion of Borrowers and Guarantor  Counsel
Exhibit K   Definitions
Exhibit L   Officer  Solvency Certificates
Exhibit M   Pro Forma Balance Sheets
Exhibit N   Projections

SCHEDULES:

Schedule 5.1 Affiliates, Directors and Officers
Schedule 5.5 Leases
Schedule 5.9 Patents, Trademarks and Copyrights
Schedule 7.10 Transactions with Affiliates
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                                LOAN AGREEMENT


      THIS LOAN AGREEMENT (this "Agreement" is made and entered into in Columbus, Ohio effective as of December 21, 2000, by and between HEALTH POWER, INC., a Delaware corporation (the "Company", COMPMANAGEMENT, INC., an Ohio corporation ("CMI"), COMPMANAGEMENT HEALTH SYSTEMS, INC., an Ohio corporation ("CHSI"), M&N RISK MANAGEMENT, INC., an Ohio corporation ("MNRMI"), and M&N ENTERPRISES, INC., an Ohio corporation ("MNEI"), as borrowers (individually, a "Borrower" and collectively, the "Borrowers"), WC HOLDINGS, INC., a Delaware corporation, as guarantor (the "Guarantor"), and BANK ONE, N.A., a national banking association, as lender (the "Lender"), as follows:

      WHEREAS, the Borrowers, the Guarantor and the Lender are entering into this Agreement to set forth the terms and conditions pursuant to which (a) the Lender will provide a revolving line of credit of up to $8,000,000 to the Borrowers (the "Revolving Loan") and (b) the Lender will loan up to $17,000,000 to the Borrowers (the "Term Loan"); and

      WHEREAS, the Borrowers, the Guarantor and the Lender desire to establish the security for and the conditions under which each of the above-described Revolving Loan and Term Loan will be established;

      NOW THEREFORE, the Borrowers, the Guarantor and the Lender hereby agree as hereinafter set forth.

                        ARTICLE 1. REVOLVING CREDIT LOANS

      1.1 REVOLVING CREDIT COMMITMENT. The Lender hereby agrees on the terms and conditions of this Agreement to lend to the Borrowers the maximum sum of Eight Million Dollars ($8,000,000) (the "Revolving Credit Commitment"). The Revolving Credit Commitment shall be available to the Borrowers, subject to the limitations herein, in whole or part and from time to time until December 31, 2002, and any amounts borrowed may be repaid in whole or in part and reborrowed until such date. Each borrowing under the Revolving Credit Commitment shall be made in accordance with the provisions of this Section 1.1, and shall be subject to the conditions of Article 4 hereof, and shall be in the initial principal amount of $100,000 or any integral multiple of $100,000 (a "Revolving Credit Loan").

      Each Revolving Credit Loan to be made in accordance with the provisions of this Section 1.1 shall, at the election of the Borrowers, be made either in the form of (i) a Variable Rate Loan (individually, a "Variable Rate Loan" and collectively, the "Variable Rate Loans") or (ii) a Eurodollar Rate Loan (individually, a "Eurodollar Rate Loan" and collectively, the "Eurodollar Rate Loans"); provided, however, that the Borrowers shall not be permitted to have outstanding at any time more than

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a total of eight (8) Eurodollar Rate Loans and Eurodollar Rate Portions of the
Term Loan, except as otherwise permitted by the Lender in its sole discretion. Notwithstanding the foregoing, each Eurodollar Rate Loan shall be in the initial principal amount of $1,000,000 or any integral multiple of $100,000. The aggregate unpaid principal amount of the Variable Rate Loans and the Eurodollar Rate Loans at any one time outstanding shall not exceed the Revolving Credit Commitment.

      Each Revolving Credit Loan shall be made pursuant to the request of the Borrowers to the Lender which request for a Revolving Credit Loan shall specify
(i) the total amount of the Revolving Credit Loan; (ii) the borrowing date (the "Borrowing Date"), which shall be a Business Day in the case of a Variable Rate Loan and a Eurodollar Banking Day in the case of a Eurodollar Rate Loan; and
(iii) whether the Revolving Credit Loan is to be a Variable Rate Loan or a Eurodollar Rate Loan (and in the case of a Eurodollar Rate Loan, the length of the Interest Period). Requests for Variable Rate Loans may be made on the applicable Borrowing Date. Requests for Eurodollar Rate Loans shall be made at least three (3) Eurodollar Banking Days prior to the applicable Borrowing Date.

      In the case of a request for a Eurodollar Rate Loan, the Lender shall not later than 11:00 a.m., Columbus, Ohio time two (2) Eurodollar Banking Days prior to the Borrowing Date, give notice to the Borrowers of the Adjusted Eurodollar Rate (including information as to the calculation thereof) applicable for the period requested by the Borrowers. The Borrowers shall not later than 11:00 a.m., Columbus, Ohio time one (1) Eurodollar Banking Day prior to the Borrowing Date, give notice by telephone confirmed in writing to the Lender whether they wish (i) to complete such borrowing in the form of a Eurodollar Rate Loan; (ii) to complete such borrowing as a Variable Rate Loan; or (iii) to cancel their request for a Revolving Credit Loan. Failure by the Borrowers to timely deliver such notice shall constitute cancellation of such request.

      1.2 CONVERSION OPTIONS. The Borrowers may elect from time to time to convert $1,000,000 or any amount in excess thereof in any integral multiple of $100,000 of the Variable Rate Loans then outstanding to Eurodollar Rate Loans by giving the Lender irrevocable telephone notice of such election as provided in this Section 1.2. Each Eurodollar Rate Loan shall automatically convert to a Variable Rate Loan upon its maturity unless the Borrowers elect to continue such Loan as a Eurodollar Rate Loan by giving the Lender irrevocable telephone notice of such election as provided in this Section 1.2. Any such notice pursuant to this Section 1.2 shall be received by the Lender at least three (3) Eurodollar Banking Days prior to the proposed conversion date, which shall be a Eurodollar Banking Day, and shall specify (i) the conversion date and (ii) the length of the Interest Period. If no Event of Default then exists, such conversion shall be made on the requested conversion date.

      1.3 REVOLVING CREDIT NOTE. The Revolving Credit Commitment shall be evidenced by a master promissory note (the "Revolving Credit Note") of the Borrowers executed by duly authorized officers thereof, which shall be in the form of Exhibit A attached hereto. Each Revolving Credit Loan made by the Lender and each payment made on account of principal on the Revolving Credit Note shall be recorded by the Lender; provided, however, that the failure of the Lender to make such notation shall not limit or otherwise affect the obligations of the Borrowers under the Revolving Credit Note or this Agreement. The Revolving Credit Note shall include the following terms:

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            (A) TERM. The Revolving Credit Note shall be dated as of the date of this Agreement and shall be due and payable in full on or before December 31, 2002.

            (B) INTEREST RATE ON VARIABLE RATE LOANS. From its date, each Variable Rate Loan shall bear interest (computed on the basis of the actual number of days elapsed over a Business Year) on the unpaid principal balance at a fluctuating rate per annum equal to the Prime Rate plus the Applicable Margin (it being understood and agreed that the Applicable Margin with respect to Variable Rate Loans shall be a negative amount as determined in accordance with Section 1.3(d), below). Any change in the interest rate due to a change in the Prime Rate shall be effective immediately upon and after the date of each such change in the Prime Rate.


            Interest on the Variable Rate Loans shall be payable monthly on the first day of each calendar month (each an "Interest Payment Date"), commencing on the first day of the month following the initial disbursement of the initial Revolving Credit Loan.

            (C) INTEREST RATE ON EURODOLLAR RATE LOANS. From its date, each Eurodollar Rate Loan shall bear interest during the period from the date thereof until and including the maturity date thereof at a rate per annum equal to the Adjusted Eurodollar Rate plus the Applicable Margin. The Borrowers shall be obligated to pay with respect to each Eurodollar Rate Loan such additional amounts as shall be determined pursuant to Section
      1.6 hereof.

            Interest on each Eurodollar Rate Loan shall be payable (i) with respect to Eurodollar Rate Loans having an Interest Period of 30, 60 or 90 days, on the expiration of such Interest Period, and (ii) with respect to Eurodollar Rate Loans having a maturity of 180 or 360 days, on the first day of each March, June, September and December that such Eurodollar Rate Loan is outstanding and upon expiration of such Interest Period. Interest on all Eurodollar Rate Loans shall be calculated on the basis of the actual number of days elapsed over a Business Year.

            (D) APPLICABLE MARGIN. For purposes of Sections 1.3 and 2.2 hereof, the "Applicable Margin" shall be determined as follows:

                  (i) If the Company's ratio of Funded Indebtedness (including, without limitation, borrowings pursuant to this Agreement) as of the end of the immediately prior Fiscal Year to EBITDA for such Fiscal Year is less than or equal to 1.50:1, then (A) the Applicable Margin for Eurodollar Rate Loans shall be 1.45% and (B) the Applicable Margin for Variable Rate Loans shall be (0.75)%; provided, however, that such pricing shall not become available to the Company until such test has been satisfied for at least two consecutive Fiscal Years that commenced on or after January 1, 2001; and

                  (ii) Otherwise, (A) the Applicable Margin for Eurodollar Rate Loans shall be 1.75% and (B) the Applicable Margin for Variable Rate Loans shall be (0.50)%.

            The Company's Funded Indebtedness and EBITDA shall be calculated annually based

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      upon the Company's unaudited consolidated financial statements for the prior Fiscal Year and the Applicable Margin that results from such calculation shall be effective for the 12-month period commencing on June 1 of the then current Fiscal Year; provided, however, that if the Company fails to provide the Lender with copies of its unaudited consolidated financial statements for the prior Fiscal Year (together with audited consolidated and unaudited consolidated financial statements of the Guarantor for such Fiscal Year) by May 1 of the following Fiscal Year, then it shall be assumed for purposes of this Section 1.3(d) that the Company failed to satisfy the financial covenant set forth in clause (i) above as of the end of such prior Fiscal Year.

            (E) OPTIONAL REPAYMENTS. Outstanding Revolving Credit Loans may be repaid in whole or in part at any time, without premium or penalty, in principal amounts not less than the minimum Revolving Credit Loan for any borrowing under Section 1.1, or any larger amount permitted thereunder, by tender of payment and delivery of written, telegraphic or oral notice of payment to the Lender not later than 1:30 p.m., Columbus, Ohio time, on the Business Day on which such repayment is to be made. Payments received after 1:30 p.m. shall be deemed tendered on the following Business Day. Interest accrued to the date of payment shall be due and payable on the next following Interest Payment Date unless the Revolving Credit Note is paid in full, in which event, accrued interest shall become due and payable on the payment date.

      1.4 CANCELLATION AND REDUCTION OF REVOLVING CREDIT COMMITMENT. The Borrowers shall be entitled to permanently reduce or cancel the Revolving Credit Commitment from time to time upon ten (10) days' prior written notice to the Lender. In the event of cancellation of the Revolving Credit Commitment, the principal amount of the Revolving Credit Note shall be paid in full, together with all accrued interest thereon, any unpaid Commitment Fee accrued to the date of cancellation, and all other amounts owing to the Lender by the Borrowers hereunder with respect to any Revolving Credit Loans. In the event of the permanent reduction of the Revolving Credit Commitment to a level which is less than the then outstanding principal amount of the Revolving Credit Note, the Revolving Credit Note shall be prepaid at the time of such reduction in an amount equal to the then excess of the Revolving Credit Note over the Revolving Credit Commitment as so reduced. Accrued interest on the principal amount of the Revolving Credit Note repaid shall be included in the interest due and payable on the next Interest Payment Date.

      1.5 USE OF FUNDS. Revolving Credit Loans shall be used for the working capital loan requirements of the Borrowers and may be used to pay the Merger Consideration, the Option Consideration, the Severance Consideration and Company Expenses (each as defined in the Merger Agreement) and to repay Indebtedness existing as of the date hereof that has been previously disclosed to the Lender.

      1.6 ADDITIONAL PROVISIONS AND LIMITATIONS RELATING TO EURODOLLAR RATE LOANS. The additional provisions and limitations set forth below shall apply with respect to Eurodollar Rate Loans:

            (a) In the event the Lender shall incur any loss, cost or reasonable expense (including, without limitation, any loss, cost or reasonable expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired or contracted to be acquired by the Lender to fund or maintain or the relending or reinvesting of such deposits or other funds or amounts paid

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
      or prepaid to the Lender) as a result (i) of any payment or prepayment of a Eurodollar Rate Loan on a date other than the last day of the then applicable Interest Period for such Eurodollar Rate Loan for any reason or
      (ii) any failure by the Borrowers to borrow funds as a Eurodollar Rate Loan after they have given a notice of election with respect thereto for any reason, whether before or after default, and whether or not such payment is required by any provisions of this Agreement; then, within three (3) days after receipt of the written demand of the Lender, the Borrowers shall pay to the Lender such amount as will reimburse the Lender for such loss, cost or expense. If the Lender requests such a reimbursement, it shall provide to the Borrowers at the time of demand a certificate setting forth the computation of the loss, cost or expense giving rise to the request for reimbursement in reasonable detail and such certificate shall be conclusive if reasonably determined, absent manifest error.

            (b) If the Lender shall, in good faith, determine that it is unable to reasonably ascertain the Eurodollar Rate or to acquire Eurodollar deposits on reasonable terms in an amount sufficient to meet a request for a Eurodollar Rate Loan, the Lender shall promptly notify the Borrowers. In such event, the Borrowers may request a Variable Rate Loan of like amount without regard to the notice requirement of Section 1.1 or may cancel such request.

            (c) The obligation of the Lender to make Eurodollar Rate Loans hereunder shall be suspended in the event that any change in any law or regulation or in any interpretation thereof by any governmental authority charged with its administration shall, in the sole opinion of the Lender, make it unlawful for the Lender to comply with its obligation to make or maintain any Eurodollar Rate Loan hereunder for the duration of such illegality. The Lender shall promptly notify the Borrowers of such suspension, and, if and when, in the sole opinion of the Lender, such illegality ceases to exist, such suspension shall cease and the Lender shall promptly notify the Borrowers of the termination of such suspension.

            (d) If the Lender has Eurodollar Rate Loans outstanding and there shall occur any change in applicable law, regulation or interpretation (including any request, guideline or policy not having the force of law by any authority charged with the administration or interpretation thereof)
      (i) which change directly affects transactions in Eurodollars, (ii) which involves new or additional taxes, reserves or deposit requirements in regard to the Eurodollar Rate Loans or changes in the basis of taxation of payments on such Loans, or (iii) which, if the Eurodollar Rate Loans made hereunder by the Lender were to have been matched with Eurodollar deposits corresponding in amounts to such Eurodollar Rate Loans and having maturity dates which are the same as such Eurodollar Rate Loans regardless of whether or not such Eurodollar Rate Loans are in fact so matched, increases the cost to the Lender of making or maintaining the Eurodollar Rate Loans hereunder or reduces the amount of any payments (whether of principal, interest or otherwise) receivable by the Lender as to any Eurodollar Rate Loans or requires the Lender to make any payment on or calculated by reference to the gross amount of any sum received by it as to such Eurodollar Rate Loans, then where the amount of any such additional cost, reduction or payment is deemed material by the Lender:

                  (i) the Lender shall promptly notify the Borrowers of the
            occurrence of such event;

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                  (ii) the Lender shall promptly deliver to the Borrowers a
            certificate stating the change which has occurred, together with the date thereof and the amount of and the manner of calculating the increased cost on any outstanding Eurodollar Rate Loan; and

                  (iii) upon receipt of such certificate from the Lender, the
            Borrowers shall pay to the Lender on demand the amount or amounts of such additional cost with respect to such outstanding Eurodollar Rate Loan as additional compensation hereunder.

            (e) The certificate of the Lender delivered to the Borrowers as to the additional amount payable pursuant to Section 1.6(d) shall (in the absence of manifest error in the transmission or calculation) be conclusive evidence of the amount thereof. The protection of this Section 1.6(e) shall be available to the Lender regardless of any possible contention of invalidity or inapplicability of the law, regulation or condition which has been imposed. However, if the Borrowers have made a payment of any additional amounts pursuant to Section 1.6(d) and any subsequent event occurs which reduces the amount of the increased cost incurred by the Lender, then the Lender shall promptly refund to the Borrowers an amount equal to such reduction in the amount of increased cost.

            (f) In addition to the other amounts payable hereunder, the Borrowers shall pay to the Lender such additional amounts as shall compensate the Lender for increased costs which the Lender, in its sole discretion, reasonably determines in good faith to be allocable to Eurodollar Rate Loans. Additional amounts payable under this Section 1.6(f) shall be paid by the Borrowers to the Lender on the maturity of the respective Eurodollar Rate Loans, subject to receipt by the Borrowers from the Lender of a certificate showing the amount and certifying as to the correctness thereof.

      1.7 KENTUCKY LC. Upon the Borrower's request, the Lender shall issue a letter of credit, upon terms and conditions reasonably acceptable to the Lender, in favor of the Commonwealth of Kentucky Department of Worker's Claims in the face amount of $500,000 for the account of CHSI (the "Kentucky LC"), which Kentucky LC shall expire not later than August 31, 2001 and shall replace the Temporary Kentucky LC. The Borrowers, the Guarantor and the Lender hereby agree that, during the term of the Kentucky LC, $500,000 (or, if less, the then undrawn amount of the Kentucky LC) of the Revolving Credit Commitment shall be reserved for potential draws on the Kentucky LC. The amount of any draw on the Kentucky LC shall be treated as a Revolving Credit Loan hereunder and, as such, shall be subject to all of the terms of this Agreement, the Revolving Credit Note and the other Loan Documents evidencing and securing the Revolving Credit Loans.


                             ARTICLE 2.  TERM LOAN

      2.1 TERM LOAN AMOUNT. The Lender hereby agrees on the terms and conditions of this Agreement to lend to the Borrowers the maximum sum of Seventeen Million Dollars ($17,000,000) (the "Term Loan").

      2.2 TERM NOTE. The Term Loan shall be evidenced by a promissory note of the Borrowers

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executed by duly authorized officers thereof (the "Term Note"), which Term Note shall be in the form of Exhibit B attached hereto with blanks appropriately completed. The Term Note shall include the following terms:

            (A) TERM. The Term Note shall be dated as of the date of its execution and delivery by the Borrowers and shall be due and payable in full on or before December 31, 2005.

            (B) VARIABLE RATE PORTIONS. The unpaid principal balance of the Term Note, other than the Eurodollar Rate Portions thereof, shall bear interest (computed on the basis of the actual number of days elapsed over a Business Year) at a fluctuating rate per annum equal to the Prime Rate (the "Variable Term Rate"). The portion of the indebtedness evidenced by the Term Note that bears interest at the Variable Term Rate is referred to herein as the "Variable Rate Portion". Any change in the interest rate due to a change in the Prime Rate shall be effective immediately from and after the date of each such change in the Prime Rate.

            (C) EURODOLLAR RATE PORTIONS. The Borrowers may elect from time to time to have portions of the principal indebtedness evidenced by the Term Note (each a "Eurodollar Rate Portion") bear interest at a rate per annum equal to the Adjusted Eurodollar Rate plus the Applicable Margin (the "Adjusted Eurodollar Term Rate") by providing a request therefor to the Lender not less than three (3) Eurodollar Banking Days prior to the applicable Effective Date for each such Eurodollar Rate Portion, which request shall specify: (i) the total amount of the Eurodollar Rate Portion; (ii) the effective date of the applicable Adjusted Eurodollar Term Rate (the "Effective Date"), which shall be a Eurodollar Banking Day, and (iii) the length of the applicable Interest Period. The Lender shall not later than 11:00 a.m., Columbus, Ohio time, two Eurodollar Banking Days prior to the Effective Date for such Eurodollar Rate Portion, give notice to the Borrowers of the applicable Adjusted Eurodollar Term Rate (including information as to the calculation thereof) applicable for the period requested by the Borrowers. The Borrowers shall not later than 11:00 a.m., Columbus, Ohio time, one (1) Eurodollar Banking Day prior to the Effective Date of each Eurodollar Rate Portion give notice by telephone to the Lender as to whether or not they wish to elect to have such Eurodollar Rate Portion bear interest at the applicable Adjusted Eurodollar Term Rate commencing as of the applicable Effective Date. In the event the Borrowers elect not to have such Eurodollar Rate Portion bear interest at the applicable Adjusted Eurodollar Term Rate or fail to timely deliver such notice of election, such Eurodollar Rate Portion shall continue to bear interest at the Variable Term Rate until the Borrowers elect otherwise in accordance with provisions of this paragraph. Upon the expiration of the Interest Period applicable to each Eurodollar Rate Portion, such Eurodollar Rate Portion shall, unless the Borrowers have otherwise elected in accordance with the provisions of this paragraph, bear interest at the Variable Term Rate. Each Eurodollar Rate Portion shall be in the initial amount of $1,000,000 or any integral multiple of $100,000. Each election to have a Eurodollar Rate Portion bear interest at the Adjusted Eurodollar Term Rate shall be recorded by the Lender; provided, however, that the failure of the Lender to make such recordation shall not limit or otherwise affect the obligations of the Borrowers under the Term Note. Each Eurodollar Rate Portion shall bear interest during the Interest Period selected therefor at a rate per annum equal to the Adjusted Eurodollar Rate plus the Applicable Margin. The Borrowers shall be obligated to pay with respect to each Eurodollar Rate Portion such additional amounts as shall be determined pursuant to Section 2.4 hereof.

            (D)   INTEREST PAYMENT DATES.

                  (I) VARIABLE RATE PORTION. Interest on the Variable Rate
            Portion shall be payable monthly on each Interest Payment Date, commencing on the first Interest Payment Date following the date of issuance of the Term Note.

                  (II) EURODOLLAR RATE PORTIONS. Interest on each Eurodollar
            Rate Portion shall be payable (i) with respect to Eurodollar Rate Portions having an Interest Period of 30, 60 or 90 days, on the expiration of such Interest Period, and (ii) with respect to Eurodollar Rate Portions having an Interest Period of 180 or 360 days, on the first day of each March, June, September and December during such Interest Period and upon expiration of such Interest Period. Interest on all Eurodollar Rate Portions shall be calculated on the basis of the actual number of days elapsed over a Business Year.

            (E) PRINCIPAL PAYMENTS. Principal payments on the Term Note shall be due and payable as follows: (i) fifty-nine (59) equal consecutive monthly installments in the amount of $236,111.11 shall be due and payable commencing on February 1, 2001 and continuing on each Interest Payment Date thereafter to and including December 1, 2005; and (ii) one final payment in the amount of the unpaid principal balance of the Term Note and accrued, unpaid interest thereon shall be due and payable on December 31, 2005.

      2.3 OPTIONAL REPAYMENTS. The outstanding principal balance of the Term Note may be repaid in whole or in part at any time, without premium or penalty, in principal amounts not less than the minimum Eurodollar Rate Portion for any borrowing under Section 2.2(c) (provided that prepayments of the Variable Term Rate Portion may be made in the amount of $100,000 or more), or any larger amount permitted thereunder, by tender of payment and delivery of written, telegraphic or oral notice of payment to the Lender not later than 1:30 p.m., Columbus, Ohio time, on the Business Day on which such repayment is to be made. Payments received after 1:30 p.m. shall be deemed tendered on the following Business Day. Interest accrued to the date of payment shall be due and payable on the next following Interest Payment Date unless the Term Note is paid in full, in which event, accrued interest shall become due and payable on the payment date.

      2.4 ADDITIONAL PROVISIONS AND LIMITATIONS RELATING TO EURODOLLAR RATE PORTIONS. The additional provisions and limitations set forth below shall apply to Eurodollar Rate Portions:

            (a) If the Lender shall, in good faith, determine that it is unable to reasonably ascertain the Adjusted Eurodollar Term Rate for a particular Eurodollar Rate Portion or to acquire Eurodollar deposits on reasonable terms in an amount sufficient to meet a request for a portion of the total indebtedness evidenced by the Term Note to bear interest at the Adjusted Eurodollar Term Rate, the Lender shall promptly notify the Borrowers. In such event, such Eurodollar Rate Portion shall bear interest at the Variable Term Rate.

            (b) The provisions of Sections 1.6(a) and 1.6(c) through (f), inclusive, shall be applicable to each Eurodollar Rate Portion to the same extent as if such provisions were restated in full in this Section 2.4(b) with the terms "Eurodollar Rate Loan(s)" and "Variable Rate Loan" replaced each time they appear therein with the terms "Eurodollar Rate Portion(s)" and "Variable

      Rate Portion", respectively.


           ARTICLE 3. FEES, PAYMENTS, SETOFFS, SECURITY, DEFAULT RATE

      3.1 FEES. The Borrowers shall pay to the Lender a Facility Fee (the "Facility Fee") in an amount of $62,500, which amount is equal to 0.25% of the sum of the Revolving Credit Commitment and the principal amount of the Term Loan (collectively, the "Loans"). The Borrowers shall also pay to the Lender an unused commitment fee (the "Commitment Fee") based on the daily average amount of the Revolving Credit Commitment not drawn down in Revolving Credit Loans (the "Unused Commitment") for the period beginning with the date hereof and ending December 31, 2002 or on the sooner cancellation in full of the Revolving Credit Commitment. The Commitment Fee shall be payable quarterly in arrears (i) within ten (10) days after the last day of March, June, September and December of each year commencing with the quarter ending on December 31, 2000, and (ii) within ten (10) days after the date on which the Revolving Credit Commitment is fully terminated. The amount of the Commitment Fee shall be equal to one-half of one percent (0.50%) per annum of the Unused Commitment (computed on the basis of the actual number of days elapsed over a Business Year).

      3.2 PAYMENTS. All payments and prepayments by the Borrowers to be made in respect of the Commitment Fee or of principal or interest on the Revolving Credit Note and the Term Note (collectively, the "Notes") shall become due at 1:30 p.m., Columbus, Ohio time on the day when due, and shall be made to the Lender in federal funds or other immediately available lawful money of the United States of America. Whenever any payment to be made hereunder shall be due other than on a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of interest or fees hereunder.

      3.3 SETOFFS. Upon the occurrence and continuance of any Event of Default, the Lender shall have the right to set off against all obligations of each Borrower to the Lender under this Agreement and the Notes, whether matured or unmatured, all amounts owing to such Borrower by the Lender, whether or not then due and payable, and all funds or property of such Borrower on deposit with or otherwise held or in the custody of the Lender for the beneficial account of such Borrower. Such funds shall be charged against accrued interest on and/or principal of the Notes as the Lender may determine in its discretion.

      3.4   SECURITY.

            (A) BORROWER SECURITY AGREEMENTS AND COPYRIGHT SECURITY AGREEMENTS. As security for the payment of the Notes and for the performance of, and compliance with all of the terms, covenants, conditions, stipulations and agreements contained in this Agreement, the Notes and the other Loan Documents, the Borrowers, by separate Borrower Security Agreements each in the form attached hereto as Exhibit C and incorporated herein by this reference (individually, a "Borrower Security Agreement" and collectively, the "Borrower Security Agreements"), by separate Copyright Security Agreements each in the form attached hereto as Exhibit D and incorporated herein by this reference (individually, a "Copyright Security Agreement" and collectively, the "Copyright Security Agreements") and by other instruments contemplated thereby, shall, as provided in the Borrower Security Agreements and the Copyright Security Agreements, assign and grant to the Lender a first perfected security interest in all the collateral described in the Borrower Security Agreements and the Copyright Security Agreements.

            (B) GUARANTOR SECURITY AGREEMENT. As security for the payment of the Notes and for the performance of, and compliance with all of the terms, covenants, conditions, stipulations and agreements contained in this Agreement, the Notes and the other Loan Documents, the Guarantor, by a Guarantor Security Agreement in the form attached hereto as Exhibit E and incorporated herein by this reference (the "Guarantor Security Agreement") and by other instruments contemplated thereby, shall, as provided in the Guarantor Security Agreement, assign and grant to the Lender a first perfected security interest in all the collateral described in the Guarantor Security Agreement; provided, however, that, as between the Lender and the Mezzanine Lender, such security interest shall be subject to the provisions of the Intercreditor Agreement.

            (C) STOCK PLEDGE AGREEMENTS. As security for the payment of the Notes and for the performance of, and compliance with all of the terms, covenants, conditions, stipulations and agreements contained in this Agreement, the Notes and the other Loan Documents, the relevant Borrowers, by separate Stock Pledge Agreements each in the form attached hereto as Exhibit F and incorporated herein by this reference (individually, a "Stock Pledge Agreement" and collectively, the "Stock Pledge Agreements") and by other instruments contemplated thereby, shall, as provided in the Stock Pledge Agreements, grant to the Lender a security interest in all of the shares of capital stock of each of the Company Subsidiaries owned by the respective Borrower (including, without limitation, CMI, CHSI, MNRMI and MNEI) and pledge and assign to the Lender all of the stock certificates evidencing such shares.

            (D) COLLATERAL ASSIGNMENT OF LEASEHOLD INTEREST. As security for the payment of the Notes and for the performance of, and compliance with all of the terms, covenants, conditions, stipulations and agreements contained in this Agreement, the Notes and the other Loan Documents, CMI, by a Collateral Assignment of Leasehold Interest in the form attached hereto as Exhibit G and incorporated herein by this reference (the "Assignment of Leasehold Interest") and by other instruments contemplated thereby, shall, as provided in the Assignment of Leasehold Interest assign and grant to the Lender all of CMI right, title and interest in, to and under the Dublin Lease.

            (E) ASSIGNMENT OF LIFE INSURANCE POLICIES. As security for the payment of the Notes and for the performance of, and compliance with all of the terms, covenants, conditions, stipulations and agreements contained in this Agreement, the Notes and the other Loan Documents, the Company, by separate Assignments of life Insurance Policies in the form attached hereto as Exhibit H and incorporated herein by this reference (individually, an "Assignment of Life Insurance Policy" and collectively, the "Assignments of Life Insurance Policies") and by other instruments contemplated thereby, shall, as provided in the Assignments of Life Insurance Policies, assign, transfer and set over to the Lender the Bossart Life Insurance Policy and the Wagner Life Insurance Policy.

            (F) UNCONDITIONAL GUARANTY AGREEMENT. Payment of the Notes and payment and performance of the Borrowers obligations under this Agreement, the Notes and the other Loan Documents shall be absolutely and unconditionally guaranteed by the Guarantor pursuant to the provisions of an Unconditional Guaranty Agreement in the form attached hereto as Exhibit I (the "Guaranty") and incorporated herein by this reference.

      3.5 DEFAULT RATE. Overdue principal and, to the extent permitted by law, overdue interest in respect of any Loan shall bear interest at a rate equal to the sum of the rate otherwise applicable to such Loan pursuant to Section 1.3 or
Section 2.2 hereof plus 3% per annum (the "Default Rate"). The application of this paragraph shall not constitute a waiver of any Event of Default or an agreement by the Lender to permit any later payments whatsoever.


                      ARTICLE 4. CONDITIONS OF BORROWING

      The obligation of the Lender to make the Loans to the Borrowers provided for hereunder shall be subject to the following conditions:

      4.1 CONDITIONS PRECEDENT TO THE TERM LOAN AND THE INITIAL REVOLVING CREDIT LOAN.

      (a) Prior to the disbursement of the Term Loan and the initial Revolving Credit Loan hereunder, the Borrowers and the Guarantor shall furnish to the Lender the following, each dated the date of the disbursement of the Term Loan, or such earlier or later date as may be acceptable to the Lender, and in form and substance satisfactory to the Lender and counsel for the Lender:

            (i) The duly executed Revolving Credit Note in the form of the attached Exhibit A;

            (ii) The duly executed Term Note in the form of the attached Exhibit B;

            (iii) The duly executed Borrower Security Agreements each in the form of the attached Exhibit C and the duly executed Copyright Security Agreements each in the form of attached Exhibit D;

            (iv) The duly executed Guarantor Security Agreement in the form of the attached Exhibit E;

            (v) The duly executed Stock Pledge Agreements each in the form of the attached Exhibit F, together with the original stock certificates pledged thereby and stock powers with respect thereto executed in blank;

            (vi) The duly executed Assignment of Leasehold Interest in the form of the attached Exhibit G, together with a duly executed estoppel certificate from the landlord under the Dublin Lease in form and substance acceptable to the Lender and its counsel;

            (vii) The duly executed Assignments of Life Insurance Policies each in the form of the attached Exhibit H, together with original copies of the Bossart Life Insurance Policy and the Wagner Life Insurance Policy or certificates evidencing the same, each in form and substance satisfactory to the Lender;

            (viii) The duly executed Guaranty in the form of the attached
      Exhibit I;

            (ix) A standard ISDA Master Agreement between the Borrowers and the Lender pursuant to which the Borrowers shall enter into an interest rate swap for a minimum of $8,500,000 for a period of no less than three (3) years (the "ISDA Master Agreement");

            (x) Evidence that the Merger has been consummated in accordance with the provisions of the Merger Agreement and that all of the conditions to the Merger set forth in Article VIII of the Merger Agreement have been satisfied and fulfilled (and not waived by any party thereto), including, without limitation, that the stockholders of the Company adopted the Merger Agreement as required under Delaware law;

            (xi) Evidence that HP HMO completed its windup in accordance with the Final Windup Plan (as defined in the Merger Agreement); and evidence of the liquidation of the HP HMO and the approval thereof by the Ohio Department of Insurance and/or the Franklin County Court of Common Pleas;

            (xii) Copies of the following documents certified by the president or a vice president of the Company as being true, correct and complete:

                  (A) The Merger Agreement;

                  (B) All proxy statements, schedules, reports, notices,
            financial statements and other filings made by any Borrower, the Guarantor, the Guarantor's Parent or their respective Affiliates with the Securities and Exchange Commission in connection with the Merger, and all correspondence with, and all orders of, the Securities and Exchange Commission related to any of the foregoing;

                  (C) The certificate of incorporation of the Company as in
            effect immediately after the Effective Time (as defined in the Merger Agreement) of the Merger;

                  (D) The Bylaws of the Company as in effect immediately after the Effective Time of the Merger;

                  (E) The Termination of Executive Severance Benefits Agreements
            executed by each member of the CMI Management Team and Termination of Employment Agreement executed by Dr. Master (each as defined in the Merger Agreement);

                  (F) The Final Windup Plan (as defined in the Merger Agreement)
            of HP HMO and all orders of the Ohio Department of Insurance evidencing the termination from supervision of HP HMO;

                  (G) Such other agreements, documents and instruments executed and delivered pursuant to or in connection with the Merger, the Merger Agreement or the transactions contemplated thereby as the Lender may request; and

                  (H)   The Leases;

            (xiii) Certified copies of the resolutions of the board of directors of the Guarantor and each of the Borrowers authorizing the execution, delivery and performance of their respective obligations under this Agreement, the other Loan Documents and the Subordinated Note Purchase Agreement;

            (xiv) Certificates of the Secretary or an Assistant Secretary of the Guarantor and each of the Borrowers, which shall certify the names of the officers of each such corporation authorized to sign this Agreement, the Notes, the other Loan Documents or any other documents or certificates to be delivered pursuant to this Agreement by the Guarantor or such Borrower, as applicable, or any of their respective officers, together with the true signatures of such officers. The Lender may conclusively rely upon each such certificate until it shall receive a further certificate of the Secretary or an Assistant Secretary of the applicable corporation canceling or amending the prior certificate and submitting the signatures of the officers named in such further certificate;

            (xv) Evidence that the Borrowers and the Guarantor have in effect insurance and endorsements of the character and amount described in
      Section 6.7 hereof;

            (xvi) An opinion of counsel to the Borrowers, the Guarantor and the Guarantor Parent addressed to the Lender opining as to the matters set forth in Exhibit J hereto and as to such other matters as the Lender may request and containing only such qualifications as are acceptable to the Lender and its counsel;

            (xvii) Evidence that no material adverse change shall have occurred with respect to the credit or financial condition of the Borrowers and the Guarantor taken as a whole;

            (xviii) A solvency certificate from each of the chief financial officers of the Guarantor and the Company, on behalf of the Guarantor and the Company, in form and substance as set forth in EXHIBIT L attached hereto, which shall be addressed to the Lender, dated as of the date hereof;

            (xix) (A) Pro forma projected consolidated balance sheets of the Guarantor and its Subsidiaries and of the Company and its Subsidiaries after giving effect to the Merger and each of the transactions contemplated by this Agreement, the Merger Agreement, the Subordinated Note Purchase Agreement and each of the other Loan Documents, copies of which pro forma balance sheets are attached hereto as EXHIBIT M; and (B) projections of the consolidated income and cash flows of the Guarantor and its Subsidiaries and of the Company and its Subsidiaries for the succeeding five (5) Fiscal Years ending on December 1, 2005, copies of which projections are attached hereto as EXHIBIT N; and

            (xx) Such other opinions, certificates, affidavits, documents and filings as the Lender may deem reasonably necessary or appropriate.

      (b) The Lender's obligation hereunder to make the Term Loan and the initial Revolving

Credit Loan shall be subject to the fulfillment, to the Lender's satisfaction prior to the disbursement of such Loans, of the following additional conditions:

            (i) The Guarantor, the Borrowers and the Mezzanine Lender shall have entered into the Subordinated Note Purchase Agreement, which shall be in full force and effect and in form and substance acceptable to the Lender and its counsel, and the Guarantor shall have issued and sold to the Mezzanine Lender, and the Mezzanine Lender shall have purchased from the Guarantor, the Subordinated Note in the principal amount of $6,000,000 as contemplated by the Subordinated Note Purchase Agreement;

            (ii) The Lender, the Mezzanine Lender, the Borrowers and the Guarantor shall have entered into an intercreditor agreement, which shall be in full force and effect and in form and substance acceptable to the Lender and its counsel (the "Intercreditor Agreement"); and

            (iii) All of the conditions to the Merger set forth in Article VIII of the Merger Agreement (other than delivery of the Merger Consideration) shall have been satisfied and fulfilled (and not waived by any party thereto) and the Merger shall have been consummated in accordance with the provisions of the Merger Agreement, subject to payment of the Merger Consideration upon disbursement of the Term Loan and the initial Revolving Credit Loan.

      4.2 CONDITIONS PRECEDENT TO EACH OF THE LOANS. At the time of each Revolving Credit Loan after the initial Revolving Credit Loan and at the time of making the Term Loan, each of the Borrowers and the Guarantor shall be in compliance with all of the provisions and covenants contained in this Agreement and the other Loan Documents with which it is to comply; there shall exist no Event of Default; no event shall exist or shall have occurred which with the lapse of time or notice or both would constitute an Event of Default; and all of the representations and warranties of the Borrowers and the Guarantor under the Loan Documents shall be true and correct in all material respects (except for those representations and warranties that are expressly made as of an earlier date in which case such representations and warranties shall have been true and correct, in all material respects, as of such earlier date).

                  ARTICLE 5. REPRESENTATIONS AND WARRANTIES

      The Borrowers and the Guarantor, jointly and severally, hereby represent and warrant to the Lender, which representations and warranties shall survive the execution and delivery of this Agreement and the Notes, as follows.

      5.1 ORGANIZATION AND AUTHORITY. Each of the Borrowers and the Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and has all requisite power and authority to execute, deliver and perform this Agreement and all of the documents executed in connection with the Loans, to consummate the transactions contemplated in the Merger Agreement and the Subordinated Note Purchase Agreement, and to own and operate its properties and to carry on its business as now conducted. The execution, delivery and performance of this Agreement, the Notes and the other Loan Documents have been duly authorized by the Borrowers and the Guarantor by all necessary corporate actions; the execution, delivery and performance of the Merger Agreement have been duly authorized by the Company, HPAC, the Guarantor and the Guarantor's Parent; the execution, delivery and performance of the Subordinated Note Purchase Agreement have been duly authorized by the Guarantor; there is no prohibition, either in law, in its certificate of incorporation, bylaws or other organizational documents, or in any order, writ, injunction or decree of any court or arbitrator presently in effect having applicability to any Borrower, the Guarantor or the Guarantor's Parent which in any way prohibits or would be violated by the execution and performance of this Agreement, the Notes, the other Loan Documents, the Merger Agreement, the Subordinated Note Purchase Agreement or the Subordinated Note in any respect; and this Agreement, the Notes, the other Loan Documents, the Merger Agreement, the Subordinated Note Purchase Agreement and the Subordinated Note are and will be valid, binding and enforceable obligations of the Borrowers and the Guarantor, as applicable, except as enforcement thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and except to the extent enforcement thereof may be limited by the application of general principles of equity. Immediately prior to the consummation of the Merger, the Guarantor owned beneficially and of record at least eighty percent (80%) of the issued and outstanding shares of capital stock of HPAC. As of the date hereof, as a result of the completion of the Merger, the Guarantor owns beneficially and of record at least eight percent (80%) of the issued and outstanding shares of capital stock of the Company. The Company owns beneficially and of record all of the issued and outstanding shares of capital stock of CMI. CMI owns beneficially and of record all of the issued and outstanding shares of capital stock of CHSI, MNRMI and MNEI. As of the date hereof, the Guarantor does not have any direct or indirect subsidiaries other than the Borrowers and HPAC. Schedule 5.1 attached hereto contains a complete and correct list of all of the Company's Subsidiaries and of the Company's and the Guarantor's directors and senior officers, in each case after giving effect to the consummation of the Merger.

      5.2 QUALIFICATION. Each of the Borrowers is duly qualified or licensed and in good standing as a foreign corporation duly authorized to do business in Ohio (except that the Company is not authorized to do business in Ohio) and in each jurisdiction in which the character of the properties owned or leased or the nature of the activities conducted makes such qualification or licensing necessary and in which the failure to be so qualified would have a Material Adverse Effect.

      5.3 INVESTMENTS; GUARANTEES; LIABILITIES. Except as permitted in Sections 7.1, 7.3, 7.7 and

7.10 hereof, the Borrowers and the Guarantor have made no material investments (other than investment in themselves) in, material advances to or guarantees of the obligations of any Person other than guarantees for the benefit of the Lender and the Mezzanine Lender. As of the date hereof, except for Indebtedness hereunder and under the Subordinated Note Purchase Agreement and the Tax Allocation Agreement and Indebtedness disclosed in Schedule 7.10 attached hereto, the Borrowers and the Guarantor do not have any material Liabilities, direct or contingent, except for (i) Liabilities reflected in the Balance Sheet,
(ii) Liabilities incurred in the ordinary course of business since September 30, 2000, (iii) Liabilities incurred pursuant to the Merger Agreement or in connection therewith, and (iv) Liabilities which under GAAP are not required to be reflected or reserved against in the Borrowers' financial statements, but none of which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

      5.4 TAX RETURNS AND PAYMENTS. Each of the Borrowers and the Guarantor has filed all tax returns required by law to be filed and has paid all taxes, assessments and other governmental charges of any material nature, either in amount or effect, levied upon any of its properties, assets, income or franchises, other than those not yet delinquent or those being contested in accordance with Section 6.8 hereof. The charges, accruals and reserves on the books of the Borrowers and the Guarantor in respect to income taxes for all respective fiscal periods are adequate in the opinion of the Borrowers and the Guarantor, and the Borrowers and the Guarantor know of no unpaid assessment for additional income taxes for any fiscal period or of any reasonable basis therefor.

      5.5 TITLE TO PROPERTIES; LIENS. Each of the Borrowers and the Guarantor has good and marketable title to all of its property and assets, in each case including, but not limited to, the property and assets reflected as being owned by it on the Balance Sheet except such as have been disposed of in the ordinary course of business since the date of the Balance Sheet and all such property and assets are free and clear of mortgages, pledges, liens, charges or other encumbrances except such as are not prohibited by Section 7.2 hereof. Each of the Borrowers and the Guarantor enjoys peaceful and undisturbed possession under the Leases and all other leases under which it is lessee which are material to the conduct of its business and all of the Leases and such other leases are valid, subsisting and in full force and effect in accordance with their terms. None of the Leases and such other leases contains any provision restricting incurrence of Indebtedness by any Borrower or the Guarantor or any provision which has a Material Adverse Effect or in the future could reasonably be expected to have a Material Adverse Effect.

      5.6 LITIGATION. There is no court action, other proceeding or investigation pending or threatened which questions the validity of this Agreement, the Notes, any of the other Loan Documents, the Subordinated Note Purchase Agreement or the Subordinated Note or any action taken or to be taken pursuant thereto or which could reasonably be expected to result, either separately or in the aggregate, in any materially adverse change in the business, operations, affairs or condition of the Borrowers and the Guarantor, taken as a whole.

      5.7 COMPLIANCE WITH LAW AND OTHER INSTRUMENTS. None of the Borrowers or the Guarantor is in violation of, and the execution, delivery and performance of this Agreement, the Notes, the Other Loan Documents, the Merger Agreement, the Subordinated Note Purchase Agreement and the Subordinated Note does not and will not result in a violation of nor a conflict with or default under, any agreement, instrument, judgment, decree, order, statute or governmental rule or regulation applicable to any Borrower or the Guarantor or by which any of them is bound, which now or in the future could reasonably be expected to have a Material Adverse Effect.

      5.8 FINANCIAL STATEMENTS. The Company has furnished to the Lender financial statements of the Company including (i) audited consolidated balance sheets, audited consolidated statements of income, audited consolidated statements of changes in stockholders' equity and audited consolidated statements of cash flows as at and for the Fiscal Year ended December 31, 1999, and (ii) unaudited interim financial statements for the period ending September 30, 2000, including, without limitation, an unaudited interim balance sheet of the Company as of September 30, 2000 (the "Balance Sheet"). Such financial statements are complete and correct in all material respects and fairly present the consolidated financial condition of the Company as at such dates and the results of operations of the Company as at such dates and for the period ended on such dates. Since the date of such statements, no materially adverse change has occurred in the business, operations, affairs or condition (financial or otherwise) of the Borrowers, taken as a whole.

      5.9 PATENTS, TRADEMARKS AND COPYRIGHTS. Schedule 5.9 hereto lists, as of the date of this Agreement, all patents, patent applications, trademark and service mark registrations and applications therefor and copyright registrations and applications therefor owned or licensed by any Borrower, and all license agreements for the same entered into by any Borrower. Each of the Borrowers and the Guarantor possesses and has made all filings with the United States Patent and Trademark Office and appropriate state agencies to evidence in such Borrower or the Guarantor full and complete title to all the patents, trademarks, service marks, trade names, copyrights and licenses and rights in respect of the foregoing which are essential to the conduct of its business, without any known conflict with the rights of others.

      5.10 NO MARGIN ACTIVITY. Neither any Borrower nor the Guarantor is engaged in the business of extending or obtaining credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as is now and may from time to time hereafter be in effect) and no part of the proceeds of any Loan shall be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or to reduce or retire any indebtedness incurred for any such purpose. No part of the proceeds of the Loans hereunder will be used for any purpose which violates, or which is inconsistent with, the provisions of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

      5.11 ERISA. Each Plan maintained by a Borrower or the Guarantor and by each ERISA Affiliate complies with all material applicable requirements of ERISA and of the Code and with all material applicable rulings and regulations issued under the provisions of ERISA and the Code setting forth those requirements. Neither any Borrower, the Guarantor nor any ERISA Affiliate has engaged in any prohibited transaction (as defined in Section 406 of ERISA or Section 4975 of the Code) (i) which has not been corrected within the correction period applicable to it under Section 502(i) of ERISA or Section 4963(e) of the Code or
(ii) for which an exemption has not been obtained under Section 408 of ERISA or
Section 4975 of the Code. As of the date hereof, neither any Borrower, the Guarantor nor any ERISA Affiliate is a participant in (i) any Multiemployer Plan, (ii) any other Plan which is subject to Title IV of ERISA, or (iii) any money purchase pension plan.

      5.12 ADVERSE CONTRACTS; DEFAULTS. Neither any Borrower nor the Guarantor is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. Neither any Borrower nor the Guarantor is in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party which default could reasonably be expected to have a Material Adverse Effect.

      5.13 ENVIRONMENTAL LAWS. No release, emission, or discharge into the environment of hazardous substances, as defined under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, or hazardous waste as defined under the Solid Waste Disposal Act, as amended, or air pollutants as defined under the Clean Air Act, or toxic pollutants as defined under the Clear Air Act, or the Toxic Substances Control Act, has occurred or is presently occurring in excess of federally permitted releases or reportable quantities, or other concentrations, standards or limitations under, and which would constitute a material violation of, the foregoing laws or under any other federal, state or local laws or regulations, in connection with any aspect of the business of the Borrowers or the Guarantor. Neither any Borrower nor the Guarantor has any knowledge of any past or existing violations, in any material respect, by any of them of any environmental laws, ordinances or regulations issued by any federal, state or local governmental authority.

      5.14 DISCLOSURE. None of the information (financial or otherwise) furnished by or on behalf of the Borrowers or the Guarantor to the Lender in connection with the negotiation of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in the light of the circumstances under which such statements were made. All financial projections delivered to the Lender in connection herewith have been prepared on the basis of the assumptions stated therein. Such projections represent the Borrowers' and the Guarantor's good faith estimate of the Borrowers' future financial performance and, while there can be no assurance that the performance set forth in such projections will approximate actual performance, such projections are believed by the Borrowers and the Guarantor to be fair in light of current business conditions.

      5.15 INSURANCE. All of the properties and operations of the Borrowers and the Guarantor of a character usually insured by Persons of established reputation engaged in the same or similar businesses similarly situated are adequately insured, by financially sound and reputable insurance companies, against loss or damage of the kinds and in amounts customarily insured against by such Persons and each of the Borrowers and the Guarantor carries, with such insurers in customary amounts, such other insurance, including public and product liability, as is usually carried by Persons of established reputation engaged in the same or similar businesses similarly situated. The insurance required by the provisions of Section 6.7 hereof and by the other Loan Documents is in force and all premiums due and payable in respect thereof have been paid. The Company is the owner of the Bossart Life Insurance Policy and the Wagner Life Insurance Policy referred to in the Assignments of Life Insurance Policies and the Company has given written notice to the insurers under such policies that the beneficiary thereof cannot be changed without the prior written consent of the Lender.

      5.16 EVENTS OF DEFAULT. There does not exist any Event of Default or Default hereunder.

      5.17 GUARANTOR SINGLE PURPOSE. The Guarantor has, and after completion of the Merger will have, no material assets or material operations other than (i) assets consisting of, or incidental to, shares of capital stock of the Company (or shares of capital stock of HPAC that will be cancelled or converted into shares of capital stock of the Company in connection with the Merger), (ii) operations consisting of the consummation and performance of the transactions contemplated in the Loan Documents, the Subordinated Purchase Agreement and the Merger Agreement or its direct ownership interest in the Company and indirect ownership in the other Borrowers and (iii) rights under the Capital Contribution Agreement and the Management Consulting Agreement.

      5.18 SOLVENCY, ETC. Each of the Borrowers, the Guarantor and their respective Subsidiaries is solvent on a going concern basis as of the date of this Agreement and shall not become insolvent as a result of the consummation of the transactions contemplated by the Merger Agreement, this Agreement or the other Transaction Documents. Each of the Borrowers, the Guarantor and their respective Subsidiaries is, and after giving effect to the transactions contemplated by the Merger Agreement, this Agreement and the other Transaction Documents shall be, able to pay their debts as they become due, and the property of each Borrower, the Guarantor and their respective Subsidiaries now has, and after giving effect to the transactions contemplated by the Merger Agreement, this Agreement and the other Transaction Documents shall have, a fair salable value (on a going concern basis) greater than the amounts required to pay its debts (including a reasonable estimate of the amount of all contingent liabilities). Each of the Borrowers, the Guarantor and their respective Subsidiaries has adequate capital to carry on its business, and after giving effect to the transactions contemplated by the Merger Agreement, this Agreement and the other Transaction Documents, each of the Borrowers, the Guarantor and their Subsidiaries shall have adequate capital to conduct their business. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of the Borrowers, the Guarantor or any of their respective Subsidiaries

      5.19 PROJECTIONS AND PRO FORMA FINANCIAL STATEMENTS.

            (i) Attached hereto as EXHIBIT N are true and complete copies of the latest projections of the consolidated income and cash flows of the Guarantor and its Subsidiaries and of the Company and its Subsidiaries for the Fiscal Years ending through December 31, 2005. Such projections are based on underlying assumptions of the Borrowers and the Guarantor which, to the knowledge of the Borrowers and the Guarantor, provide a reasonable basis for the projections contained therein. Such projections have been prepared on the basis of the assumptions set forth therein, which assumptions are, to the knowledge of the Borrowers and the Guarantor, fair and reasonable in light of the historical financial performance of the Borrowers, the Guarantor and their respective Subsidiaries and of current and reasonably foreseeable business conditions and reflect the reasonable estimate of the Borrowers and the Guarantor of the results of operations and other information projected therein.

            (ii) The pro forma projected consolidated balance sheets of the Guarantor and its Subsidiaries and of the Company and its Subsidiaries as of November 30, 2000, attached hereto as Exhibit M, are complete and correct in all material respects and present fairly in all material respects the respective consolidated financial conditions of the Guarantor and the Company as of such date as if the transactions contemplated by the Merger Agreement, this Agreement and the other Transaction Documents had occurred immediately prior to such date, and such balance sheets contain all pro forma adjustments necessary in order to fairly reflect such assumption

      5.20 MERGER AGREEMENT AND SUBORDINATED NOTE PURCHASE AGREEMENT REPRESENTATIONS. Each of the representations and warranties in the Merger Agreement and the Subordinated Note Purchase Agreement are true and correct in all material respects, in each case regardless of any limitation on survival set forth therein.

      5.21 CERTAIN ASSURANCES. CHSI is certified by the State of Ohio Bureau of Workers' Compensation (the "OBWC") and similar agencies in other states where the Borrowers conduct business, and such certifications are in full force and effect. The OBWC Contracts are in full force and effect and neither the Company nor any of the other Borrowers have received any indications, whether written or oral, of alleged breaches of, or OBWC's intent to terminate, or not to renew, either such contract. CHSI has not been notified that it is "at capacity" under either OBWC Contract by the OBWC, nor has CHSI received indications that the OBWC is intending, in any way, to limit, in any material manner, CHSI's ability to accept new enrollments under either OBWC Contract. The Borrowers are not aware of any changes or potential changes to the system of workers' compensation or unemployment insurance or the Ohio Health Partnership Plan or the Qualified Health Plan (each as defined in the Merger Agreement) that would have a Material Adverse Effect. The foregoing representations and warranties under this Section
5.21 are given as of the date hereof. The consummation of the transactions contemplated by the Merger Agreement will not constitute a "change in the MCO organizational structure or business operations" as set forth in the OBWC Contracts.


                       ARTICLE 6. AFFIRMATIVE COVENANTS

      Until payment in full of the Notes and performance of all other obligations of the Borrowers and the Guarantor hereunder:

      6.1 BANK DEPOSITS. Each of the Borrowers and the Guarantor covenants that by February 1, 2001 the Lender shall be the principal bank of account and primary depository for each of the Borrowers and the Guarantor.

      6.2 FINANCIAL STATEMENTS AND REPORTS OF THE COMPANY.

      (a) Not later than thirty (30) days following the end of each month, the Company shall furnish to the Lender the following items in form and substance satisfactory to the Lender:

            (i) An unaudited consolidated and unaudited consolidating income statement (including unaudited consolidating income statements for CMI and CHSI) for the month and Fiscal Year to date and (subject to normal year-end adjustments) copies of the statements for the same periods of the previous year;

            (ii) An unaudited consolidated and unaudited consolidating balance sheet as of the end of such month and a copy of such statement as of the end of such month in the previous year; and

            (iii) A certificate from the chief financial officer or treasurer of the Company (A) stating, on behalf of the Company, that: (I) the financial statements are complete and correct in all material respects and fairly represent the financial position of the Company as of their respective dates and the consolidated results of the Company's operations for the periods then ended (subject to normal year-end adjustments); (II) each Borrower has complied with and is then in compliance, in all material respects, with all terms and covenants of this Agreement (or, if there is any non-compliance, giving the details thereof); and (III) there exists no Default or Event of Default (or, if a Default or Event of Default exists, giving the details thereof); and (B) setting forth in a detailed computation in a form reasonably satisfactory to the Lender the financial status of the Company (as the end of, or, in the case of incurrence tests, during such accounting period) in respect of the restrictions contained in
      Section 7.11 and Sections 7.13 through 7.16, inclusive; provided, however, that the financial covenants set forth in Sections 7.11, 7.14, 7.15 and
      7.16 hereof only need to be calculated in such certificate quarterly and the financial covenant in Section 7.13 hereof only needs to be calculated in such certificate annually.

      (b) Each of the Borrowers shall promptly upon their becoming available, furnish to the Lender one copy of (i) each financial statement, report, notice or proxy statement sent by any Borrower to its stockholders (in their capacity as stockholders) generally, and (ii) each report, each registration statement and each prospectus and all amendments thereto filed by the Guarantor or any Borrower with the Securities and Exchange Commission and of all press releases and other statements made available generally by any Borrower to the public concerning developments that are material.

      (c) Not later than one hundred twenty (120) days following the end of each Fiscal Year, the Company shall furnish to the Lender a detailed schedule, in form and substance satisfactory to the Lender, calculating the Tax Agreement Payments for such Fiscal Year. Such schedule shall be prepared by the independent accounting firm auditing the Guarantor's consolidated financial statements; provided, however, that the Lender shall have the right to engage another national accounting firm to review such schedule and to determine the final Tax Agreement Payments for each Fiscal Year. In such event, the reasonable fees and expenses of such other accounting firm shall be paid by the Borrowers. Upon the Lender's request from time to time, the Borrowers shall promptly provide the Lender and its accounting firm with such further information and documents as the Lender or such accounting firm shall reasonably request for purposes of reviewing the schedule(s) prepared by the Guarantor's accounting firm and determining the Tax Agreement Payments for any Fiscal Year.

      (d) In addition, within thirty (30) days following the end of each month and forty-five (45) days following the end of each quarter of each Fiscal Year, the Company shall furnish to the Lender a certificate from the chief financial officer or treasurer of the Company setting forth, on behalf of the Company, a detailed computation, in a form satisfactory to the Lender, of the Company's EBITA for the previous month or quarter, as applicable.

      6.3   FINANCIAL STATEMENTS AND REPORTS OF THE GUARANTOR.

      (a) Not later than thirty (30) days following the end of each month, the Guarantor shall furnish to the Lender the following items in form and substance satisfactory to the Lender:

            (i) An unaudited consolidated and unaudited consolidating income statement for the month and Fiscal Year to date and, beginning with respect to the thirteenth complete month following the date hereof, copies of the statements for the same periods of the previous year;

            (ii) An unaudited consolidated and unaudited consolidating balance sheet as of the end of such month and, beginning with respect to the thirteenth complete month following the date hereof, a copy of such statement as of the end of such month in the previous year; and

            (iii) A certificate from the chief financial officer or treasurer of the Guarantor (A) stating, on behalf of the Guarantor, that: (I) the financial statements are complete and correct in all material respects and fairly represent the financial position of the Guarantor as of their respective dates and the consolidated results of the Guarantor's operations for the periods then ended (subject to normal year-end adjustments); (II) the Guarantor has complied with and is then in compliance, in all material respects, with all terms and covenants of this Agreement (or, if there is any non-compliance, giving the details thereof); and (III) there exists no Default or Event of Default (or, if a Default or Event of Default exists, giving the details thereof); and (B) setting forth in a detailed computation in a form reasonably satisfactory to the Lender the financial status of the Guarantor (at the end of, or, in the case of incurrence tests, during such accounting period) in respect of the restrictions contained in Sections 7.11 and 7.13; provided, however, that the financial covenant set forth in Section 7.11 hereof only needs to be calculated in such certificate quarterly and the financial covenant set forth in Section 7.13 hereof only needs to be calculated in such certificate annually.

      (b) The Guarantor shall promptly upon their becoming available, furnish to the Lender one copy of (i) each financial statement, report, notice or proxy statement sent by the Guarantor to its stockholders (in their capacity as stockholders) generally, and (ii) each report, each registration statement (without exhibits except as expressly requested by the Lender), and each prospectus and all amendments thereto filed by the Guarantor with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Guarantor to the public concerning developments that are material.

      6.4   UNAUDITED FINANCIAL STATEMENTS OF THE COMPANY.

            (a) Not later than ninety (90) days following the end of each Fiscal Year of the Company, beginning with the Fiscal Year ended December 31, 2000, the Company shall furnish to the Lender, in form and substance satisfactory to the Lender, complete unaudited consolidating and unaudited consolidated financial statements for the Company (including unaudited consolidating statements of income for CMI and CHSI) for such Fiscal Year; provided, however, that if an Event of Default occurs in any Fiscal Year that the Lender considers to be material, then upon the written request of the Lender received within ten (10) days after the end of such Fiscal Year, such consolidated (but not consolidating) financial statements shall be audited and certified by Ernst & Young LLP or another independent certified public accountant acceptable to the Lender, with an unqualified opinion, accompanied by a certificate from such accountant, certifying that in examining the Company's books and records for such period, such accountant has obtained no knowledge of breaches of Section 7.11 or Sections 7.13 through 7.17, inclusive.

            (b) Each of the financial statements delivered under this Section
      6.4 shall be accompanied by a certificate of the chief financial officer or treasurer of the Company stating, on behalf of the Borrowers, that except as disclosed in the certificate such officer has no knowledge of a Default or an Event of Default hereunder and setting forth in a detailed computation in form satisfactory to the Lender the financial status of the Company (at the end of, or, in the case of incurrence tests, during such accounting period) in respect of the restrictions contained in Section
      7.11 and Sections 7.13 through 7.17, inclusive.

      6.5   AUDITED FINANCIAL STATEMENTS OF THE GUARANTOR.

            (a) Not later than ninety (90) days following the end of each Fiscal Year of the Guarantor, beginning with the Fiscal Year ended December 31, 2000 (provided that the Guarantor may, with respect to such Fiscal Year, deliver audited financial statements for the period from the date hereof to December 31, 2000), the Guarantor shall furnish to the Lender, in form and substance satisfactory to the Lender, complete unaudited consolidating and audited consolidated financial statements for the Guarantor for such Fiscal Year, accompanied by unaudited supporting schedules with respect to the Company, CMI and CHSI, certified, in the case of the audited consolidated financial statements, by Ernst & Young LLP or another independent certified public accountant acceptable to the Lender, with an unqualified opinion, accompanied by a certificate from such accountant, stating that in examining the Guarantor's books and records for such period, such accountant has obtained no knowledge of any breaches of Sections 7.13 through 7.16, inclusive.

            (b) Each of the financial statements delivered under this Section
      6.5 shall be accompanied by a certificate of the chief financial officer or treasurer of the Guarantor stating, on behalf of the Guarantor, that except as disclosed in the certificate such officer has no knowledge of a Default or an Event of Default hereunder and setting forth in a detailed computation in form satisfactory to the Lender the financial status of the Guarantor (at the end of, or, in the case of incurrence tests, during such accounting period) in respect of the restrictions contained in Section
      7.11 and Section 7.13 through 7.17, inclusive.

      6.6 INSPECTION. Upon request of the Lender and upon reasonable prior notice (provided, however, that no such notice shall be required if an Event of Default shall have occurred and be continuing), each of the Borrowers and the Guarantor shall make available for inspection by representatives of the Lender any of its books and records and shall furnish to the Lender information regarding its business affairs and financial condition within a reasonable time after receipt of written request therefor.

      6.7   INSURANCE.

            (a) Each of the Borrowers and the Guarantor shall insure and maintain hazard and other insurance upon all of its assets and business properties and liability insurance with responsible and reputable insurers of such character and in such amounts as are usually maintained by companies engaged in like business. All insurance policies shall be written for the benefit of the Borrowers and the Guarantor, as applicable, and the Lender as their interests may appear and shall contain a provision requiring the insurance company to provide the Lender not less than thirty
      (30) days' written notice prior to cancellation of any such policy. All insurance policies or certificates evidencing the same shall be furnished to the Lender.

            (b) Without limiting the foregoing provisions of this Section 6.7, the Borrowers shall maintain the following insurance coverages:

                  (i) the Borrowers shall maintain all risk property insurance against direct physical loss or damage on an all risks basis, including windstorm and hurricane and comprehensive boiler and machinery coverage, subject to a maximum deductible of $50,000. The property shall be insured for the full replacement cost and such policy shall contain an agreed amount endorsement waiving any coinsurance penalty;

                  (ii) at all times on and after the date hereof, as an
            extension of the coverage required under Section 6.7(b)(i), the Borrowers shall maintain business interruption insurance with a minimum period of indemnity of six (6) months, subject to a maximum five-day waiting period or $50,000 deductible and shall contain an agreed amount endorsement waiving any coinsurance penalty;

                  (iii) the Borrowers shall maintain commercial general
            liability insurance written on an occurrence basis with a limit of not less than $1,000,000 for each occurrence and $3,000,000 in the aggregate. Such coverage shall include, but not be limited to, premises/operations, blanket contractual liability, independent contracts, broad form products and completed operations, personal injury, fire, legal liability and employee benefits liability;

                  (iv) the Borrowers shall maintain errors and omissions
            insurance with a limit of not less than $5,000,000 in the aggregate;

                  (v) the Borrowers shall maintain workers' compensation
            insurance in accordance with statutory provisions covering accidental injury, illness or death of an employee of any Borrower while at work or in the scope of his or her employment with the Borrowers and employer's liability insurance in an amount not less than $500,000; and

                  (vi) the Borrowers shall maintain automobile liability
            insurance covering owned, non-owned, leased, hired or borrowed vehicles against bodily injury or property damage. Such coverage shall have a limit of not less than $1,000,000.

      6.8 PAYMENT OF TAXES AND CLAIMS. Each of the Borrowers and the Guarantor shall pay all taxes, assessments and other governmental charges imposed upon its properties or assets or in respect of its franchises, business, income or profits before any penalty or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or might become a lien or charge upon any of its properties or assets, provided that (unless any material item of property would be lost, forfeited or materially damaged as a result thereof) no such charge or claim need be paid if the amount, applicability or validity thereof is currently being contested in good faith and if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor.

      6.9 COMPLIANCE WITH LAWS. Each of the Borrowers and the Guarantor shall comply in all substantial respects with all applicable statutes, laws, ordinances and governmental rules, regulations and orders (including, without limitation, those promulgated by or relating to the OBWC system or the workers' compensation system in other states in which any Borrower does business) to which it is subject or which are applicable to its business, properties and assets if noncompliance therewith would materially adversely affect such business, including, but not limited to, all applicable federal, state, regional, county or local laws, statutes, rules, regulations or ordinances concerning public health, safety or the environment; provided that (unless such contest or noncompliance would materially adversely affect such business) such Borrower or the Guarantor need not so comply if any such statute, law, ordinance, or governmental rule, regulation or order is currently being contested in good faith.

      6.10 ERISA. Each of the Borrowers and the Guarantor shall furnish to
Lender: (a) promptly and in any event within thirty (30) days after such Borrower or the Guarantor, as applicable, knows or has reason to know of the occurrence of a Reportable Event with respect to a Plan with regard to which notice must be provided to the PBGC, a copy of such materials required to be filed with the PBGC with respect to such Reportable Event and in each such case a statement of the chief financial officer of such Borrower or the Guarantor, as applicable, setting forth details as to such Reportable Event and the action which such Borrower or the Guarantor, as applicable, proposes to take with respect thereto; (b) promptly and in any event within thirty (30) days after such Borrower or the Guarantor, as applicable, knows or has reason to know of any condition existing with respect to a Plan which presents a material risk of termination of the Plan, imposition of an excise tax, requirement to provide security to the Plan or incurrence of other liability by such Borrower or Guarantor, as applicable, or any ERISA Affiliate a statement of the chief financial officer of such Borrower or Guarantor, as applicable, or such ERISA Affiliate describing such condition; (c) at least thirty (30) days prior to the filing by any plan administrator of a Plan of a notice of intent to terminate such Plan, a copy of such notice; (d) promptly and in no event more than 10 days after the filing thereof with the Secretary of the Treasury, a copy of any application by such Borrower or Guarantor, as applicable, or an ERISA Affiliate for a waiver of the minimum funding standard under section 412 of the Code; (e) upon request, and in no event more than thirty (30) days after the request therefore, copies of each annual report which is filed on Form 5500 together with certified financial statements for the Plan (if any) as of the end of such year and actuarial statements on Schedule B to such form 5500; (f) promptly and in any event within thirty (30) days after it knows or has reason to know of any event or condition which might reasonably be expected to constitute grounds under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, a statement of the chief financial officer of such Borrower or Guarantor, as applicable, describing such event or condition;
(g) promptly and in no event more than thirty (30) days after receipt thereof by such Borrower or Guarantor, as applicable, or any ERISA Affiliate, a copy of each notice received by such Borrower or

Guarantor, as applicable, or an ERISA Affiliate concerning the imposition of any withdrawal liability under section 4202 of ERISA; and (h) promptly after receipt thereof a copy of any notice such Borrower or Guarantor, as applicable, or any ERISA Affiliate may receive from the PBGC or the Internal Revenue Service with respect to any Plan or Multiemployer Plan; provided, however, that this subsection (h) shall not apply to notices of general application promulgated by the PBGC or the Internal Revenue Service.

      6.11 PRESERVATION OF CORPORATE EXISTENCE. Each of the Borrowers and the Guarantor shall preserve and maintain and cause each of its subsidiaries to preserve and maintain its corporate existence (except pursuant to a merger permitted by Section 7.4 below), rights, franchises and privileges in the jurisdiction of its incorporation or in any other jurisdiction it shall select, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is necessary in view of its business and operations or the ownership of its properties.

      6.12 MAINTENANCE OF TANGIBLE ASSETS. Each of the Borrowers and the Guarantor shall maintain its tangible assets in good condition and repair and shall not permit any action or omission which might materially impair the value thereof, normal wear and tear excepted.

      6.13 NOTICES OF CERTAIN EVENTS. Each of the Borrowers and the Guarantor shall promptly after it becomes aware thereof give notice to the Lender of:

            (a) Any Default or Event of Default;

            (b) Any default or event of default under any contractual obligation of such Borrower or the Guarantor, as applicable, that would have a Material Adverse Effect; and

            (c) Any materially adverse change in the business, operations, affairs or condition (financial or otherwise) of such Borrower or the Guarantor, as applicable.

Each notice pursuant to this Section 6.13 shall be accompanied by a statement of the chief executive officer or chief financial officer of the respective Borrower or the Guarantor, as applicable, setting forth details of the occurrence referred to therein and stating what action the respective Borrower or the Guarantor, as applicable, proposes to take with respect thereto.

      6.14 RECORDS AND BOOKS OF ACCOUNT. Each of the Borrowers and the Guarantor shall keep adequate records and books of account in which complete entries will be made in accordance with GAAP, reflecting all financial transactions required by GAAP to be so reflected.

      6.15 PERFORMANCE OF CONTRACTS. Each of the Borrowers and the Guarantor shall perform and comply, in all material respects, with, in accordance with their terms, all provisions of each and every contract, agreement or instrument now or hereafter binding upon it, except to the extent that it shall contest the provisions thereof in good faith and by proper proceedings or the failure to perform could not reasonably be expected to have a Material Adverse Effect.

      6.16 NOTICE OF MATERIAL LITIGATION. Each of the Borrowers and the Guarantor shall promptly notify the Lender in writing of any litigation, arbitration proceeding or administrative investigation, inquiry or other proceeding to which it may hereafter become a party which could reasonably be expected to have a Material Adverse Effect and which may involve any risk of any judgment or liability not fully covered by insurance or which may otherwise result in any materially adverse change in the business, operations, affairs or condition (financial or otherwise) of such Borrower or the Guarantor or which may impair, in any material respect, the ability of such Borrower or the Guarantor to perform its obligations under this Agreement, the Notes, the other Loan Documents, the Subordinated Note Purchase Agreement or the Subordinated Note.

      6.17 USE OF PROCEEDS. The Borrowers shall use the proceeds of the Revolving Credit Loans as provided in Section 1.5 hereof, and the Company shall use the proceeds of the Term Loan solely for purposes of paying the Merger Consideration, Option Termination Consideration, Severance Consideration and Company Expenses (each as defined in the Merger Agreement) in accordance with the terms of the Merger Agreement. Such uses shall be consistent with all applicable laws.

      6.18  OWNERSHIP AND CONTROL OF BORROWERS AND GUARANTOR.

            (a) The Company shall at all times after the date hereof have, direct or indirect, beneficial and legal ownership of, and the right and power to control the voting and transfer of, and the exercise of all other rights attributable to, all of the voting equity securities (and securities convertible into, or granting rights to acquire, voting equity securities) of each of the other Borrowers.

            (b) The Guarantor shall at all times after the date hereof have direct beneficial and legal ownership, and the right and power to control the voting and transfer of, and exercise of all other rights attributable to, not less than a majority of the voting equity securities (and securities convertible into, or granting rights to acquire, voting equity securities) of the Company.

            (c) The senior management and key employees of the Company or of one or more of the other Borrowers shall own at least twenty percent (20%) of the total issued and outstanding shares of common stock of the Company on a fully diluted basis during the period from and after the consummation of the Merger through the second anniversary thereof; and, thereafter, such ownership interest of such senior management and key employees of the Company or of the other Borrowers shall be diluted only upon not less than ten (10) days' prior written notice to the Lender and after satisfaction of such conditions as the Lender shall reasonably establish from time to time; provided, however, that each such member of the Company's senior management and key employees may (before or after such second anniversary) transfer, without the Lender's consent, his or her shares of the Company's stock to members of his or her immediate family or to trusts for their benefit or by will or operation of law and the shares so transferred shall be included for purposes of meeting the above requirements provided that they are not further transferred to any person other than those permitted in this sentence.

      6.19 COMPLIANCE WITH THE SUBORDINATED DEBT AGREEMENTS. Each of the Borrowers and the Guarantor shall comply at all times with all covenants and agreements contained in the Subordinated Note Purchase Agreement, the Subordinated Note and the other agreements, documents and instruments related thereto and take no action prohibited thereby (subject to applicable grace periods and waiver).

      6.20 COMPLIANCE WITH THE INTERCREDITOR AGREEMENT. Each of the Borrowers and the Guarantor shall perform all of its duties and obligations under, and comply with all terms of, the Intercreditor Agreement.

      6.21 COMPLIANCE WITH THE MERGER DOCUMENTS. The Company shall, and the Guarantor shall cause HPAC to, enforce each of their respective material rights and remedies as set forth in the Merger Agreement, the agreements contemplated thereby and the Transaction Documents. If requested by the Purchaser, each of SCC, the Borrower, the Company and any of their Subsidiaries shall obtain and promptly furnish to the Purchaser evidence of all governmental approvals as may be required to enable any of SCC, the Borrower, the Company or any of their Subsidiaries to comply with its obligations under the Merge Documents and to continue in business as conducted on the date of Closing without materials interruption or interference.

      6.22 COMPLIANCE WITH THE OBWC. Each of the Borrowers and the Guarantor shall comply with all material obligations, standards and requirements of all contracts with the OBWC.

      6.23 SUBORDINATED LENDER INFORMATION. At the request of the Lender, the Borrowers and the Guarantor shall promptly deliver to the Lender copies of any statements, reports, certificates and any other information delivered to the Subordinated Lender or the equityholders of the Guarantor or any Borrower.

      6.24 KEY MAN LIFE INSURANCE POLICIES. The Borrowers and the Guarantor shall cause the Bossart Life Insurance Policy and the Wagner Life Insurance Policy to be maintained (each in form and substance acceptable to the Lender) in full force and effect at all times. Within ninety (90) days after the end of each Fiscal Year, the Company shall deliver to the Lender a certificate of the chief executive officer or chief financial officer of the Company stating, on behalf of the Company, that all premiums due and owing have been paid with respect to the Bossart Life Insurance Policy and the Wagner Life Insurance Policy and that such policies are in full force and effect.


                        ARTICLE 7. NEGATIVE COVENANTS

      Until payment in full of the Notes and the performance of all other obligations of the Borrowers and the Guarantor hereunder, without the prior written consent of the Lender:

      7.1 INDEBTEDNESS. Each of the Borrowers and the Guarantor shall not, nor shall any of them permit any of their respective Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness, except for: (i) Indebtedness to the Lender; (ii) Subordinated Indebtedness; (iii) the Indebtedness incurred and owed under that certain Asset Purchase Agreement dated May 12, 1999 between CHSI and Community Health Insurance Company (the "Anthem Indebtedness"); (iv) capitalized lease obligations and purchase money Indebtedness reflected on the Balance Sheet or in historical financial statements heretofore provided to the Lender; (v) other capitalized lease obligations and purchase money Indebtedness incurred in any Fiscal Year commencing after the date hereof up to an aggregate amount of $200,000 (per Fiscal Year); (vi) Indebtedness of the Guarantor under the Subordinated Note in an amount not in excess of $6,000,000 (plus the amount of any so-called "PIK Notes" issued pursuant to the Subordinated Note Purchase Agreement), as reduced by any principal prepayments of the same; (vii) inter-company Indebtedness between or among one or more of the Borrowers; (viii) the Temporary Kentucky LC; (ix) Indebtedness under the Tax Allocation Agreement;
(x) Indebtedness under the Deferred Compensation Plan and accrued incentive compensation expenses; (xi) Indebtedness incurred as a result of the accrual of the Performance Fee (as defined in the Subordinated Note Purchase Agreement); and (xii) trade liabilities and accrued expenses incurred in the ordinary course of business. Except as otherwise provided, all Indebtedness permitted to be created, incurred, assumed or suffered by the Borrowers and the Guarantor, as applicable, pursuant to this Section shall be considered (but without duplication) Indebtedness of the Borrowers and the Guarantor, as applicable.

      7.2 LIENS AND OTHER ENCUMBRANCES. Neither any Borrower nor the Guarantor shall create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien or other encumbrance of any nature whatsoever on any of its property or assets whether now owned or hereafter acquired, except: (i) liens securing the payment of taxes and other governmental charges, either not yet due or the validity of which is being contested in good faith by appropriate proceedings (so long as no material item of property would be lost, forfeited or materially damaged as a result thereof), and as to which it shall, as appropriate under GAAP, have set aside on its books and records adequate reserves; (ii) deposits under workers' compensation, unemployment insurance, social security and other similar laws or to secure the performance of bonds, tenders or contracts (other than for the repayment of purchase price indebtedness or borrowed money) or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds, all in the ordinary course of business; (iii) liens and security interests in favor of the Lender; (iv) zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of real property, so long as its use of, or the value of, its property subject thereto is not impaired, in any material respect, thereby; (v) liens securing purchase money Indebtedness and capital leases referred to in clauses (iv) or (v) under Section 7.1, above provided that such liens are limited to the specific property purchased or leased and the proceeds thereof; (vi) the pledge by the Guarantor to the Mezzanine Lender of the shares of capital stock of the Company owned by the Guarantor as contemplated by the Subordinated Note Purchase Agreement; (vii) the grant of a second lien security interest by the Borrowers and the Guarantor in their assets to the Mezzanine Lender as contemplated by the Subordinated Note Purchase Agreement; (viii) the collateral assignment by the Guarantor to the Mezzanine Lender of a certain life insurance policy in the amount of $3,000,000 on the life of Robert J. Bossart as contemplated by the Subordinated Note Purchase Agreement; (ix) the grant of a security interest to the Mezzanine Lender in the Capital Sufficiency Payments (as defined in the Subordinated Note Purchase Agreement) as contemplated by the Capital Contribution Agreement; and (x) the Temporary Kentucky LC Collateral. All of the foregoing liens are hereinafter referred to as "Permitted Liens".

      7.3 GUARANTIES AND OTHER CONTINGENT LIABILITIES. Neither any Borrower nor the Guarantor shall become an indemnitor, guarantor or surety or otherwise become liable for any of the obligations or liabilities of any Person, other than: (i) the Guarantor's obligations under the Guaranty, this Agreement and the other Loan Documents; (ii) the guaranty by a Borrower or the Guarantor of the liabilities and obligations of other Borrowers; and (iii) the Borrowers' respective guarantees of the Guarantor's obligations under the Subordinated Note and the Subordinated Note Purchase Agreement.

      7.4 FUNDAMENTAL CHANGES. Neither any Borrower nor the Guarantor shall (i) enter into any transaction of merger or consolidation or amalgamation (other than the Merger), (ii) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), (iii) convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business or assets, whether now owned or hereafter acquired, (iv) acquire by purchase or otherwise all or substantially all of the business or assets of, or stock or other evidence of beneficial ownership of, any Person, or (v) make any material change in the nature of its business or in the methods by which it conducts business; provided, however, that any Borrower may, without the consent of the Lender, enter into solely with one or more other Borrowers any transaction of the types described in clauses (i), (iii) or (iv), above, provided that all of the Borrowers that are a party to any such transaction have a positive net worth as determined in accordance with GAAP. Without limiting the foregoing, the Borrowers and the Guarantor shall not permit to occur any Change of Control (as defined in the Subordinated Note Purchase Agreement).

      7.5 CREATION OF SUBSIDIARIES. Neither any Borrower nor the Guarantor shall create or acquire any additional Subsidiaries without the prior written consent of the Lender, which consent shall not be unreasonably withheld.

      7.6 LOANS OR ADVANCES. Neither any Borrower nor the Guarantor shall make loans or advances to any Person (including any Subsidiary of a Borrower or the Guarantor) other than another Borrower or the Guarantor, except in the ordinary course of their respective businesses.

      7.7 INVESTMENTS. Neither any Borrower nor the Guarantor shall acquire or purchase the securities of any Person other than another Borrower; provided, however, that the Borrowers and the Guarantor may purchase: (i) U.S. government securities directly or pursuant to repurchase agreements with (A) Affiliates of Banc One Corporation or (B) other domestic banks having capital and surplus of at least $100,000,000; (ii) certificates of deposit of (A) Affiliates of Banc One Corporation or (B) other domestic banks having a capital and surplus of at least $100,000,000; and (iii) commercial paper rated A-1 or P-1 or an equivalent by Moody's Investors Services, Inc. or Standard & Poor's Corporation, both of New York, New York, or their successors if all of such investments have a maturity of one year or less.

      7.8 SALE AND LEASEBACK. Neither any Borrower nor the Guarantor shall enter into any agreement with any lender or investor providing for the leasing of (i) real or personal property which has been or is to be sold or transferred by any Borrower or the Guarantor to such lender or investor or (ii) other real or personal property intended to be used for substantially the same purpose as the property sold or transferred by any Borrower or the Guarantor.

      7.9 DISPOSITION OF ASSETS. Neither any Borrower nor the Guarantor shall dispose of any of its assets in any transaction or series or transactions other than those disposed of in the ordinary course of business and except in connection with the replacement of assets sold by like assets.

      7.10 TRANSACTIONS WITH AFFILIATES. Except for the execution, delivery and performance by the applicable parties of the Tax Allocation Agreement and each of the agreements listed on Schedule 7.10 attached hereto, neither any Borrower nor the Guarantor shall: (i) enter into any `transaction, including without limitation, the purchase, sale or exchange of property or the rendering of any services, with any Affiliate or any officer or director thereof, enter into, assume or suffer to exist any employment or consulting contract with any such Affiliate, except any transaction or contract which is in the ordinary course of its business and which is upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arms-length transaction; (ii) make any advance or loan to any Affiliate or any director or officer thereof or to any trust of which any of the foregoing is a beneficiary, or to any Person on the guaranty of any of the foregoing; or (iii) pay any fees or expenses to, or reimburse or assume any obligation for the reimbursement of any expenses incurred by, any Affiliate or any officer or director thereof except as may be permitted in accordance with the preceding clauses of this Section or the other Sections of this Agreement and except for the reimbursement of reasonable expenses incurred in connection with the provision of services by an officer, director or employee of any Borrower or the Guarantor to such entity, including expenses for travel, entertainment and similar items, in accordance with the reimbursement policies of such Borrower or the Guarantor, as applicable.

      7.11 ANNUAL LEASE PAYMENTS. Neither any Borrower nor the Guarantor shall enter into any operating lease, as that term is construed according to GAAP, as lessee of real property from another Person if, after giving effect thereto, the aggregate amount of operating lease payments, exclusive of required insurance, tax or maintenance payments, under such lease and all other operating leases of real property in which any Borrower or the Guarantor is lessee would exceed in any period of twelve (12) consecutive months the sum of (a) $250,000 plus (b) the amount of such operating lease payments payable under operating leases of real property entered into prior to the date hereof (including, without limitation, any scheduled increases in such payments currently provided for in such leases) and replacements thereof (provided that any rental thereunder that is greater than the amount provided for in the replaced lease shall be counted against the amount permitted in clause (a) hereof). Neither any Borrower nor the Guarantor shall enter into any operating lease, as that term is construed according to GAAP, as lessee of personal property from another Person if, after giving effect thereto, the aggregate amount of operating lease payments, exclusive of required insurance, tax or maintenance payments, under such lease and all other operating leases of personal property in which any Borrower or the Guarantor is lessee would exceed $600,000 in any period of twelve (12) consecutive months.

      7.12 SALE OF ACCOUNTS. Neither any Borrower nor the Guarantor shall sell, assign or exchange any of its Accounts or notes receivable with or without recourse.

      7.13 CAPITAL EXPENDITURES. The Guarantor shall not purchase, on a consolidated basis, fixed or capital assets in an amount in excess of the amount listed in column (b) of this Section during the period listed opposite such amount in column (a) of this Section:


                  (a)                                   (b)
          FOR THE PERIOD FROM                         AMOUNT
          -------------------                         ------
January 1, 2001 through December 31, 2001           $1,000,000
January 1, 2002 through December 31, 2002           $1,000,000
January 1, 2003 through December 31, 2003           $1,100,000
January 1, 2004 through December 31, 2004           $1,100,000
January 1, 2005 through December 31, 2005
     and in Each Fiscal Year Thereafter             $1,200,000

; provided, however, that with respect to any Fiscal Year beginning on or after January 1, 2002, the amount set forth in column (b) above shall be increased by the amount by which the maximum dollar amount permitted to be expended in the immediately preceding Fiscal Year exceeds the total amount actually expended.

      7.14 NET WORTH. The Company shall not permit its Net Worth to be less than $10,000,000 at any time after the date hereof.

      7.15 DEBT COVERAGE RATIO. The Company shall not permit its Debt Coverage Ratio based upon the most recent four fiscal quarters on a rolling basis to be less than 1.20 to 1.00 at December 31, 2001 or at the end of any fiscal quarter ending thereafter. In addition, the Company shall not permit its Debt Coverage ratio for each of the periods set forth in column (a) below calculated quarterly and computed on an annualized basis (as described below) to be less than the ratio set forth opposite such period in column (b) below:


                  (a)                                   (b)
          FOR THE PERIOD FROM                          RATIO
          -------------------                          -----
January 1, 2001 through March 31, 2001               .85 : 1.00
January 1, 2001 through June 30, 2001               1.05 : 1.00
January 1, 2001 through September 30, 2001          1.15 : 1.00


      For purposes of computing the annualized Debt Coverage Ratio for each of the periods set forth in column (a) above, the numerator of the fraction set forth in the definition of "Debt Coverage Ratio" (i.e., the Company's consolidated EBITDA for such period as adjusted as provided in such definition) shall be annualized and then divided by the sum of the Company's projected consolidated Total Debt Service for the Fiscal Year ending December 31, 2001 plus the Guarantor's Total Debt Service under the Subordinated Note for such Fiscal Year (assuming that all principal and interest payments are made as scheduled during the then remaining portion of such Fiscal Year).

      7.16 RATIO OF FUNDED INDEBTEDNESS TO EBITDA. The Company shall not permit the ratio of its Funded Indebtedness (including, without limitation, borrowings pursuant to this Agreement) to EBITDA based upon the most recent four fiscal quarters on a rolling basis to be less than 2.50 to 1:00 at December 31, 2001 or at the end of any fiscal quarter ending thereafter. In addition, the Company shall not permit the ratio of its Funded Indebtedness (including, without limitation, borrowings pursuant to this Agreement) to annualized EBITDA (calculated quarterly) to be less than the ratio set forth in column (b) of this Section for the period listed opposite such ratio in column (a) of this Section:

                  (a)                                   (b)
          FOR THE PERIOD FROM                          RATIO
          -------------------                          -----
January 1, 2001 through March 31, 2001              3.00 : 1.00
January 1, 2001 through June 30, 2001               2.75 : 1.00
January 1, 2001 through September 30, 2001          2.50 : 1.00

      7.17 MANAGEMENT FEES. Except as otherwise permitted in this Section 7.17, no Borrower shall pay any management fees to the Guarantor, the Guarantor's Parent or their respective Affiliates other than another Borrower; provided, however, that so long as no Event of Default has occurred and is continuing (or would occur as a result of such payment), the Borrowers may pay management fees to the Guarantor, the Guarantor's Parent or its Affiliates, solely and strictly in accordance with the provisions of the Management Advisory Services Agreement, in an aggregate amount not to exceed with respect to any Fiscal Year five percent (5.0%) of the Company's total consolidated EBITA for such Fiscal Year. The Borrowers may make the Management Fee Debt Payments, strictly in accordance with the provisions of the Management Consulting Agreement, provided that the Guarantor uses such Management Fee Debt Payments (a) to pay regularly scheduled principal and interest payments and other obligations (including, without limitation, the Performance Fee (as defined in the Subordinated Note Purchase Agreement)) owed to the Mezzanine Lender due and payable under the Subordinated Note (including any PIK Notes) or the Subordinated Note Purchase Agreement, including, without limitation, for the avoidance of doubt, payments of past due regularly scheduled interest payments, or (b) to make life insurance policy premium payments under the life insurance policy on the life of Robert J. Bossart pledged to the Subordinated Lender, except that such Management Fee Debt Payments (other than Management Fee Debt Payments which are to be used for the payment of such life insurance policy premiums) may only be made if and to the extent that the Intercreditor Agreement expressly permits the related payment under the Subordinated Note (including any PIK Notes) or the Subordinated Note Purchase Agreement to which such Management Fee Debt Payment is to be applied. The Borrowers may accrue (but shall not be permitted to pay, until all Indebtedness hereunder is paid in full and any commitment to lend or issue letters of credit hereunder is terminated) the Deferred Compensation Payments. The Borrowers may make the Tax Agreement Payments at the times provided for in the Tax Allocation Agreement; provided, however, that no Tax Agreement Payments shall be made after the occurrence and during the continuance of an Event of Default, except for Tax Agreement Payments representing income taxes which the Guarantor Parent is actually required to pay and which are directly attributable solely to the consolidated operations of the Guarantor.

      7.18 DIVIDENDS AND PAYMENTS. Neither the Company nor the Guarantor shall declare or pay on, or make any distribution to the holders of any shares of capital stock of the Company or the Guarantor of any class, or purchase, redeem or otherwise acquire for consideration any shares of capital stock of the Company or the Guarantor of any class; provided, however, that nothing contained in this Section 7.18 shall be construed to prevent any payments expressly permitted under Section 7.17 hereof.

      7.19 ISSUANCE OF CAPITAL STOCK. None of the Borrowers shall issue any additional shares of capital stock of any class (or any options, warrants, convertible securities or rights with respect thereto) after the date hereof other than in connection with the Merger or as contemplated by the Merger Agreement, except for the issuance of shares of capital stock or other securities of the Company pursuant to the Option Plan (as identified on Schedule
7.10 and related agreements entered into in accordance therewith).

      7.20 PROHIBITION OF CHANGE IN FISCAL YEAR. Neither any Borrower, the Guarantor nor any Subsidiary thereof shall change its Fiscal Year-end for accounting purposes from December 31 of any year.

      7.21 AMENDMENT TO OTHER DOCUMENTS. Except as otherwise specifically provided in the Intercreditor Agreement, the Borrowers and the Guarantor shall not cause or permit, directly or indirectly, any amendment, waiver, consent or modification of the Subordinated Note Purchase Agreement, Subordinated Note, Tax Allocation Agreement, Management Advisory Services Agreement, Management Consulting Agreement, Merger Agreement, any other agreement, document or instrument contemplated by, or executed in connection with, the Merger Agreement or the Subordinated Note Purchase Agreement or any other Transaction Document (as defined in the Subordinated Note Purchase Agreement) (collectively, the "Transaction Documents"); provided, however, that the foregoing shall not preclude any holder of the Subordinated Note from waiving any default by the Guarantor or the Borrowers under the Subordinated Note Purchase Agreement, the Subordinated Note or the Related Documents (as defined in the Subordinated Note Purchase Agreement) or from waiving compliance by the Guarantor or any Borrower with any provisions of the Subordinated Note Purchase Agreement, the Subordinated Note or the Related Documents (as defined in the Subordinated Note Purchase Agreement).

      7.22 MANAGEMENT. The Company shall not terminate the employment of Robert
J. Bossart, Jonathan R. Wagner, Richard P. Kurth or Randy E. Jones, without the prior written consent of the Lender, such consent not to be unreasonably withheld. In the event of the termination by the Company of the employment of any such individuals or their respective successors, the Company shall retain, within 150 days after such termination, replacement officers reasonably acceptable to the Lender.

      7.23 PLEDGE RIGHTS NOT A "CHANGE". Neither the Borrowers nor the Guarantor shall take or permit any of their Subsidiaries to take any action, or participate in or consent to any transaction(s) (i) which would require the advance approval of the OBWC under the OBWC Contracts, other than actions of CHSI taken, or not taken, in the ordinary course of performance of the OBWC Contracts which, from time to time, may require the approval of OBWC, or (ii) which would cause the Lender's or the Mezzanine Lender's realization of any of their respected rights under the Stock Pledge Agreements (as defined herein or in the Subordinated Note Purchase Agreement, as applicable) to constitute a "Change" under the OBWC Contracts (except for any possible "Change" resulting from the exercise of remedies with respect to the capital stock of CHSI).


                         ARTICLE 8. EVENTS OF DEFAULT

      8.1 EVENT OF DEFAULT. Event of Default shall mean the occurrence of one or more of the following described events:

      (a) The Borrowers shall default in the payment of any principal of the Notes when the same shall become due, either by the terms thereof or otherwise as herein provided;

      (b) The Borrowers shall default in payment of any Commitment Fee or any interest on the

Notes or of any other payment due the Lender under this Agreement when the same shall become due, either by the terms thereof or otherwise as herein provided and such default continues for a period of five (5) days;

      (c) Any Borrower or the Guarantor shall default (after the expiration of any applicable grace period) in the payment of any amount due to Lender pursuant to the terms of any promissory note or other instrument other than the Notes;

      (d) Any Borrower or the Guarantor shall default (after the expiration of any applicable grace period) in the performance or observance of any covenant, condition or agreement contained in the Guaranty, the ISDA Master Agreement, the Borrower Security Agreements, the Copyright Security Agreements, the Copyright Collateral Agreements, the Guarantor Security Agreement, the Stock Pledge Agreements, the Assignments of Leasehold Interests, the Assignment of Life Insurance Policies, the Intercreditor Agreement or any other security agreement entered into by any Borrower or the Guarantor for the benefit of the Lender;

      (e) Any Borrower or the Guarantor shall default in the payment of any Indebtedness in excess of $250,000 beyond any period of grace provided with respect thereto, or any Borrower or the Guarantor shall default in the performance of any agreement under which such Indebtedness payment obligation is created if the effect of such default is to cause or permit the holder or holders of such obligation (or a representative of such holder or holders) to cause, such payment obligation to become due prior to its date of maturity;

      (f) Any representation or warranty made by any Buyer or the Guarantor herein, in any other Loan Document or in any report, certificate or writing furnished in connection with or pursuant to this Agreement shall be false or incorrect in any material respect on the date as of which made;

      (g) Any Borrower or the Guarantor shall default in the performance or observation of any covenant, condition or agreement in Sections 6.1, 6.13, 6.16,
6.17 or 6.18 or in Article 7 hereof;

      (h) Any Borrower or the Guarantor shall default in the performance or observation of any covenant, condition or agreement made or required to be observed or performed by it under this Agreement (other than those referred to in Sections 8.1(a), 8.1(b) or 8.1(g) of this Agreement) and such default shall continue without cure for thirty (30) days after written notice thereof shall have been given to the Borrowers by the Lender, or, in the case of Sections 6.2, 6.3, 6.4 and 6.5, such default shall continue without cure for ten (10) days (without any required notice thereof);

      (i) Any Borrower or the Guarantor shall make an assignment for the benefit of creditors;

      (j) Any Borrower or the Guarantor shall petition or apply to any tribunal for the appointment of a trustee or receiver of it, or of any substantial part of its assets, or commence any proceeding relating to it under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction whether now or hereafter in effect;

      (k) Any bankruptcy, insolvency, receivership or similar petition or application is filed, or any proceedings are commenced against any Borrower or the Guarantor and any Borrower or the Guarantor by any act indicates its approval thereof, consent thereto, or acquiescence therein, or any order is entered appointing a trustee or receiver, or adjudicating any Borrower or the Guarantor bankrupt or insolvent, or approving the petition in any such proceedings and such order remains unstayed or undischarged for more than sixty (60) days; provided, however, that the Lender shall be under no obligation to make Loans hereunder during the period that such order is unstayed or undischarged;

      (l) Any order is entered in any proceedings against any Borrower or the Guarantor decreeing the dissolution of any Borrower or the Guarantor and such order remains unstayed or undischarged for more than sixty (60) days; provided, however, that the Lender shall be under no obligation to make Loans hereunder during the period that such order is unstayed or undischarged;

      (m) A final judgment or judgments for the payment of money in excess of an aggregate of $250,000 shall be rendered against any Borrower or the Guarantor and such judgment or judgments shall remain undischarged for a period of sixty
(60) consecutive days during which the execution shall not be effectively stayed;

      (n) (i) Any Reportable Event or a Prohibited Transaction shall occur with respect to any Plan; (ii) a notice of intent to terminate a Plan under section 4041 of ERISA shall be filed; (iii) a notice shall be received by the plan administrator of a Plan that the PBGC has instituted proceedings to terminate a Plan or appoint a trustee to administer a Plan; (iv) any other event or condition shall exist which might, in the opinion of the Lender, constitute grounds under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; or (v) any Borrower or the Guarantor or any ERISA Affiliate shall withdraw from a Multiemployer Plan; provided, however, that none of the foregoing shall constitute an Event of Default except under circumstances that the Lender determines could reasonably be expected to have a Material Adverse Effect;

      (o) There shall occur and be continuing any "Event of Default" under and as defined in the Subordinated Note Purchase Agreement; or

      (p) (i) CHSI is notified by the OBWC that it is "at capacity," declared ineligible to solicit or accept selection by or assignment of an employer by the OBWC, or the OBWC in any material manner limits the Company's ability to accept new enrollments, and any of the same is reasonably likely to result in any Event of Default under Sections 8.1(a) or (b) or any breach of Sections 7.13, 7.14,
7.15 or 7.16; (ii) the State of Ohio announces its intention to dissolve or disband the state-sponsored system of workers' compensation insurance or the Ohio Health Partnership Program (and the Lender determines in the exercise of its commercially reasonable discretion that the same is reasonably likely to impair the Borrowers' ability to perform their material obligations under this Agreement, the Notes or the other Loan Documents); (iii) (A) the BOWC terminates or does not renew the OBWC Contracts, or (B) the OBWC informs CHSI of its intent to terminate or not renew the OBWC Contracts, except if the Borrowers provide the Lender written notice that (I) CHSI is actively and diligently pursuing renewals of the OBWC Contracts, (II) CHSI is reasonably confident that its efforts will be successful, and (III) such active pursuit of renewal does not exceed (without renewal) ninety (90) days time from the date of such written notice to the Lender; or (iv) the OBWC terminates, does not renew or informs CHSI of its intent to terminate or not renew CHSI OBWC certification as a vendor.

      8.2   CONSEQUENCES OF EVENT OF DEFAULT.

                  (a) If any Event of Default specified under Section 8.1, other than subsections (i) through (l) thereof, shall occur and be continuing the Lender shall be under no further obligation to make Loans hereunder and the Lender may, by written notice to the Borrowers, declare the unpaid balance of all Commitment Fees and the principal and interest accrued on the Notes and all other obligations of the Borrowers hereunder and under the other Loan Documents to be forthwith due and payable, and the same shall thereupon become immediately due and payable, without any other or further presentment, demand, protest, notice of default, notice of intent to accelerate or other notice of any kind, all of which are hereby expressly waived.

                  (b) If an Event of Default specified under subsections (i)
            through (l), inclusive, of Section 8.1 shall occur, the Lender shall be under no further obligation to make Loans hereunder and the unpaid balance of all Commitment Fees and the principal and interest accrued on the Notes and all other obligations of the Borrowers hereunder shall be immediately due and payable automatically without presentment, demand, protest, notice of default, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby expressly waived.


                           ARTICLE 9. MISCELLANEOUS

      9.1 NOTICES. All notices, requests and demands to or upon the parties hereto to be effective shall be in writing or by telecopy or telex and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or when sent by certified or registered mail, postage prepaid, or, in the case of telecopy notice, when received, or in the case of telegraphic notice, when delivered to the telegraph company, or in the case of telex notice, when sent, answerback received, addressed as follows in the case of the Borrowers, the Guarantor and the Lender or to such address or other address as may be hereafter notified by the parties hereto:


Any Borrower or the Guarantor:    c/o Security Capital Corporation
                                  One Pickwick Plaza
                                  Suite 310
                                  Greenwich, Connecticut  06830
                                  Attention: Brian D. Fitzgerald, Chairman
                                  Facsimile: (203) 625-0423
                                  with copies to:

                                  Health Power, Inc.
                                  c/o CompManagement, Inc.
                                  6377 Emerald Parkway
                                  Dublin, Ohio 43016
                                  Attention: Paul Miller
                                  Facsimile: (614) 790-8208

                                  and

                                  Finn Dixon & Herling LLP
                                  One Landmark Square
                                  Stanford, Connecticut 06901
                                  Attention: Michael J. Herling, Esq.
                                  Facsimile: (203) 348-5777

The Lender:                       Bank One, N.A.
                                  100 East Broad Street
                                  Columbus, Ohio 43271-0171
                                  Attention: David J. Folkwein,
                                             First Vice President

                                  with a copy to:

                                  Squire, Sanders & Dempsey L.L.P.
                                  1300 Huntington Center
                                  41 South High Street
                                  Columbus, Ohio 43215
                                  Attention: Kim L. Swanson, Esq.
                                  Facsimile: (614) 365-2499

      Notwithstanding any other provision hereof to the contrary, each Borrower has appointed the Company as its representative to receive and give all notices to or from such Borrower, and the Lender shall have acted in accordance with this Agreement in accepting notices from and giving notice to the Company as being notices from or to such Borrower.


      9.2 TERM OF AGREEMENT; TERMINATION; SUCCESSORS AND ASSIGNS. This Agreement and all covenants, agreements, representations and warranties made herein and in the reports, certificates and other writings delivered pursuant hereto shall survive the execution and delivery of this Agreement, the making by the Lender of each Revolving Credit Loan and the Term Loan and the execution and delivery to the Lender of the Notes and shall continue in full force and effect until terminated. The representations of Borrowers and the Guarantor herein are made as of the date of this Agreement. This Agreement shall terminate at such time as the Revolving Credit Commitment is terminated in full and the Lender has received payment in full of all amounts owing to the Lender hereunder and under the Notes. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such parties; and all terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, whether so expressed or not; provided, however, that (i) neither any Borrower nor the Guarantor may assign or transfer its rights or duties under this Agreement to any Person without the prior written consent of the Lender and (ii) the Lender may not assign, or participate, this Agreement or the Notes to a direct competitor of the Borrowers.

      9.3 NO IMPLIED RIGHTS OR WAIVERS. No notice to or demand on any Borrower or the Guarantor in any case shall entitle such Borrower or the Guarantor to any other or further notice or demand in the same, similar and other circumstances. Neither any failure nor any delay on the part of the Lender in exercising any right, power or privilege hereunder or under the Notes shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of the same or the exercise of any other right, power or privilege.

      9.4 APPLICABLE LAW. This Agreement, the Notes and the other Loan Documents shall be deemed to be contracts made under and shall be construed in accordance with and governed by the laws of the State.

      9.5 MODIFICATIONS, AMENDMENTS OR WAIVERS.

      (a) The Lender, the Borrowers and the Guarantor may from time to time enter into written agreements amending or changing any provision of this Agreement or the rights of the Lender or the Borrowers and the Guarantor hereunder or give waivers or consents to a departure from the due performance of the obligations of the Borrowers or the Guarantor hereunder or under the Notes.

      (b) In the case of any such waiver or consent relating to any provision hereof, the parties shall be restored to their former positions and rights thereunder, and any Default or Event of Default so waived or consented to shall be deemed to be cured and not continuing; but no such waiver or consent shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

      9.6 COUNTERPARTS. This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto were upon the same instrument.

      9.7 HEADINGS. The headings of the articles and sections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof.

      9.8 EXPENSES. The Borrowers and the Guarantor shall pay or cause to be paid and save the Lender harmless against liability for the payment of all reasonable out-of-pocket expenses, including counsel fees and disbursements incurred or paid by the Lender in connection with the negotiation, development, preparation and execution of this Agreement, the Notes, the other Loan Documents and the related transactions. The Borrowers and the Guarantor shall pay or cause to be paid and save the Lender harmless against liability for the payment of all reasonable out-of-pocket expenses, including counsel fees and disbursements incurred or paid by the Lender in connection with (i) any requested amendments, waivers or consents pursuant to the provisions hereof and thereof; and (ii) the enforcement of this

Agreement, the Notes and the other Loan Documents including such expenses as may be incurred by the Lender in collection of the Notes and all obligations of the Borrowers and the Guarantor hereunder.

      9.9 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

      9.10 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or effecting the validity or enforceability of such provisions in any other jurisdiction.

      9.11 WAIVER OF JURY TRIAL; CONSENT TO VENUE. The Lender, the Borrowers and the Guarantor, after having had the opportunity to consult with counsel, knowingly, voluntarily, irrevocably, unconditionally and intentionally waive any right to a trial by jury in any litigation based upon or arising out of this Agreement or any related instrument or agreement, or any of the transactions contemplated by this Agreement, or any course of conduct, dealing, statements (whether oral or written) or actions of any Borrower, the Guarantor or the Lender. The Borrowers and the Guarantor shall not seek to consolidate, by counterclaim or otherwise, any action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. In the event of a dispute under this Agreement, the Borrowers and the Guarantor hereby, jointly and severally, agree that jurisdiction and venue lies in a court of competent jurisdiction in Franklin County, Ohio. These provisions shall not be deemed to have been modified in any respect or relinquished by the Lender except by a written instrument executed by it. This provision is a material inducement to the Lender to enter into the transactions described in this Agreement.

      9.12 ENTIRE AGREEMENT. This Agreement and the Exhibits hereto reflect the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements or understandings with respect thereto in their entirety.

      9.13 CERTIFICATES, ETC. All certificates, reports and other writings submitted by any Borrower or the Guarantor to the Lender hereunder shall constitute the representations and warranties of any Borrower or the Guarantor to the Lender as to the truth and accuracy of all facts, calculations and other information set forth therein, as though fully set forth and repeated in this Agreement.

      9.14 WAIVER OF CERTAIN DEFENSES. Each of the Borrowers and the Guarantor hereby waives all defenses based on suretyship and impairment of collateral.


                           ARTICLE 10. DEFINITIONS

      The terms set forth and defined in Exhibit K hereto shall, for the purposes of this Agreement, have the meanings assigned to such terms as set forth in Exhibit K.

      IN WITNESS WHEREOF, the Borrowers, the Guarantor and the Lender have caused this Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.

LENDER:                                   GUARANTOR:
------                                    ---------
BANK ONE, N.A.                            WC HOLDINGS, INC., a Delaware
                                          corporation


By: /S/DAVID J. FOLKWEIN                  By: /S/BRIAN D. FITZGERALD
   David J. Folkwein,                        Brian D. Fitzgerald, Chairman
   First Vice President

BORROWERS:

HEALTH POWER, INC., a Delaware            COMPMANAGEMENT, INC., an Ohio
corporation                               corporation


By: /S/ROBERT J. BOSSART                  By: /S/ROBERT J. BOSSART
Name: Robert J. Bossart                   Name: Robert J. Bossart
Title: Chief Executive Officer            Title: Chief Executive Officer

COMPMANAGEMENT HEALTH                     M&N RISK MANAGEMENT, INC., an
SYSTEMS, INC., an Ohio corporation        Ohio corporation


By: /S/ROBERT J. BOSSART                  By: /S/ROBERT J. BOSSART
Name: Robert J. Bossart                   Name: Robert J. Bossart
Title: Chief Executive Officer            Title: Chief Executive Officer

M&N ENTERPRISES, INC., an Ohio
corporation


By: /S/ROBERT J. BOSSART
Name: Robert J. Bossart
Title: Chief Executive Officer

(Exhibit K follows other exhibits which have been omitted)

                                    EXHIBIT K

                                   DEFINITIONS


      "ADJUSTED EURODOLLAR RATE" shall mean the rate per annum equal to the following:

                               EURODOLLAR RATE
                         1 - Eurocurrency Liabilities

as adjusted to the next higher 1/16 of one percent.

      "ADJUSTED EURODOLLAR TERM RATE" is defined in Section 2.2(c).

      "AFFILIATE" of a Person shall mean any other Person directly or indirectly controlling, under common control with, or controlled by such Person. An Affiliate of the Company or the Guarantor shall include any officer, director, or record or beneficial owner of 5% or more of the outstanding capital stock of any class of the Company, as applicable. For purposes of the definition of Affiliate, "control" when used with respect to any specific Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings relative to the foregoing.

      "AGREEMENT" is defined in the preamble.

      "ANTHEM INDEBTEDNESS" is defined in Section 7.1.

      "APPLICABLE MARGIN" shall be determined as provided in Section 1.3(d).

      "ASSIGNMENT OF LEASEHOLD INTEREST" is defined in Section 3.4(d).

      "ASSIGNMENT OF LIFE INSURANCE POLICY" and "ASSIGNMENTS OF LIFE INSURANCE POLICIES" are defined in Section 3.4(e).

      "BALANCE SHEET" is defined in Section 5.8.

      "BORROWER SECURITY AGREEMENT" and "BORROWER SECURITY AGREEMENTS" are defined in Section 3.4(a).

      "BORROWING DATE" is defined in Section 1.1.

      "BOSSART LIFE INSURANCE POLICY" shall mean a life insurance policy issued by a life insurance company reasonably acceptable to the Lender and any supplementary contracts issued in connection therewith, which policy shall have an unencumbered face value of not less than $3,000,000 upon the life of Robert
J. Bossart.

      "BUSINESS DAY" shall mean any day other than Saturdays, Sundays and other legal holidays or days on which the principal office of the Lender is closed.

      "BUSINESS YEAR" shall mean a year of 360 days.

      "CAPITAL CONTRIBUTION AGREEMENT" means the Capital Contribution Agreement of even date herewith executed and delivered by the Guarantor's Parent in favor of the Mezzanine Lender pursuant to which the Guarantor's Parent has agreed to pay Capital Contributions (as defined therein) directly to the Mezzanine Lender in an amount not to exceed $2,000,000, subject to the terms and conditions set forth therein.

      "CHSI" is defined in the preamble.

      "CMI" is defined in the preamble.

      "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

      "COMMITMENT FEE" is defined in Section 3.1.

      "COMPANY" is defined in the preamble.

      "COPYRIGHT COLLATERAL AGREEMENT" and "COPYRIGHT COLLATERAL AGREEMENTS" shall mean individually and collectively the Copyright Collateral Agreements between the Borrowers and the Lender executed pursuant to the Copyright Security Agreements.

      "DEBT COVERAGE RATIO" shall mean the ratio of (i) the sum of the Company's consolidated EBITDA for the applicable fiscal period minus (without duplication) cash payments of income taxes and Tax Agreement Payments made in such period divided by (ii) without duplication, the sum of the Company's consolidated Total Debt Service for such period plus the Guarantor's Total Debt Service under the Subordinated Note Purchase Agreement and the Subordinated Note for such period.

      "DEFAULT" shall mean the occurrence of an event which with the giving of notice, passage of time, or both would become an Event of Default.

      "DEFAULT RATE" is defined in Section 3.5

      "DEFERRED COMPENSATION PAYMENTS" shall mean the payments required to be made by the Borrowers to their officers and employees pursuant to the Deferred Compensation Plan.

      "DEFERRED COMPENSATION PLAN" shall mean the CompManagement, Inc. Deferred Compensation Plan dated December 21, 2000.

      "DUBLIN LEASE" means that certain Office Lease dated December 13, 1996 between CMI and Duke Realty Limited Partnership, as more fully described in the Assignment of Leasehold Interest.

      "EBITA" shall mean the Company's consolidated income from operations (plus, to the extent not included in operating income, interest income) before
(i) interest expense (adjusted for interest rate swaps and including, without limitation, the interest component of capitalized leases), (ii) taxes, (iii) amortization, (iv) Tax Agreement Payments, (v) Deferred Compensation Payments (including the accrual thereof), (vi) accrual of Incentive Compensation to the extent, if any, such accrual of Incentive Compensation is as a result of payments of the same being blocked under the provisions of the Loan Documents or the Subordinated Note Purchase Agreement (provided, that the subsequent actual payment of such accrued amounts shall be deducted in determining EBITA (anything in GAAP to the contrary notwithstanding)), (vii) management fees payable to the Guarantor's Parent pursuant to the Management Advisory Services Agreement, Management Fee Debt Payments paid by the Borrowers to the Guarantor for the purpose of paying regularly scheduled principal and interest payments due under the Subordinated Note (and excluding that portion thereof used to pay life insurance premiums), (viii) gains (and losses) from the sale or disposition of assets outside the ordinary course of business and extraordinary items, (ix) income (and losses) of any Person (other than wholly-owned Subsidiaries of the Company) in which the Company or any of its Subsidiaries has an ownership interest unless received by the Company or one of its Subsidiaries in a cash distribution, (x) income (and losses) of any Person prior to the date it became a Subsidiary of the Company or was merged into or consolidated with the Company or any of its Subsidiaries, and (xi) accrual of the Performance Fee (as defined in the Subordinated Note Purchase Agreement) due under the Subordinated Note to the extent not otherwise treated as an interest expense all as determined in accordance with GAAP consistently applied. Notwithstanding anything else in this definition, revenue from the sale or licensing of the Company's proprietary software shall be included in the calculation of the Company's EBITA.

      "EBITDA" shall mean, for any period, the Company's EBITA less management fees paid to the Guarantor's Parent pursuant to the Management Advisory Services Agreement plus depreciation expense of the Company and each of its Subsidiaries determined on a consolidated basis in accordance with GAAP consistently applied.

      "EFFECTIVE DATE" is defined in Section 2.2(c).

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

      "ERISA AFFILIATE" shall mean each trade or business, including each Borrower and the Guarantor, whether or not incorporated, which together with the Company and/or the Guarantor would be treated as a single employer under Section 4001 of ERISA.

      "EUROCURRENCY LIABILITIES" means the aggregate of the rates (expressed as a decimal fraction) of reserve requirements (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto), as now and from time to time hereafter in effect, dealing with reserve requirements prescribed for eurocurrency funding maintained by a member of such System.

      "EURODOLLAR BANKING DAYS" shall mean days which are both Business Days and London Banking Days.

      "EURODOLLAR RATE" shall mean with respect to each Interest Period (as hereinafter defined), the offered rate for U.S. Dollar deposits of not less than $1,000,000 as of 11:00 a.m. City of London, England time on the London Banking Day preceding the date of such Eurodollar Rate Loan as shown on the display designated as "British Bankers Assoc. Interest Settlement Rates" on the Telerate System ("Telerate"), Page 3750 or Page 3740 or such other page or pages as may replace such pages on Telerate for the purpose of displaying such rate; provided, however, that if such rate is not available on Telerate, then such offered rate shall be otherwise independently determined by the Lender from an alternate substantially similar methodology as that theretofore used to determine such offered rate in Telerate.

      "EURODOLLAR RATE LOAN(S)" is defined in Section 1.1.

      "EURODOLLAR RATE PORTION" is defined in Section 2.2(c).

      "EVENT OF DEFAULT" is defined in Section 8.1.

      "FACILITY FEE" is defined in Section 3.1.

      "FISCAL YEAR" shall mean the Fiscal Year of the Borrowers, the Guarantor and each of their respective Subsidiaries as established from time to time in accordance with the provisions of this Agreement.

      "FUNDED INDEBTEDNESS" shall mean, without duplication, the sum of (i) the consolidated Indebtedness of the Borrowers plus (ii) the Indebtedness of the Guarantor under the Subordinated Note Purchase Agreement and the Subordinated Note (excluding the accrued amount of the Performance Fee (as defined in the Subordinated Note Purchase Agreement)) minus (iii) the consolidated total trade liabilities and accrued expenses of the Borrowers minus (iv) Indebtedness of the Borrowers under the Deferred Compensation Plan and the Tax Allocation Agreement minus (v) accrued incentive compensation expenses.

      "GAAP" means generally accepted accounting principles consistently applied.

      "GUARANTOR" is defined in the preamble.

      "GUARANTOR'S PARENT" shall mean Security Capital Corporation, a Delaware corporation and the parent corporation of the Guarantor.

      "GUARANTOR SECURITY AGREEMENT" is defined in Section 3.4(b).

      "GUARANTY" is defined in Section 3.4(f).

      "HPAC" means HP Acquisition Corp., a Delaware corporation.

      "HP HMO" shall mean Health Power HMO, Inc., an Ohio corporation and a Subsidiary of the Company, which has been liquidated, dissolved and wound-up.

      "INCENTIVE COMPENSATION" means any amounts payable to the Management Investors (as defined in the Subordinated Note Purchase Agreement) pursuant to any incentive compensation plan established by the Company or any of its Subsidiaries in respect of the Company's or any of its Subsidiaries' actual financial performance measured against budgeted financial performance as set forth in
Section 5(c) of the Employment Agreements (as defined in the Subordinated Note Purchase Agreement).

      "ISDA MASTER AGREEMENT" is defined in Section 4.1(a)(ix).

      "INDEBTEDNESS" as applied to any Person, shall mean all obligations of that Person which are included in clauses (i), (ii), (iii) and (iv) of the definition of Liabilities below, irrespective of whether or not any such obligations also would be included within any other clause of such definition, but including, however, (a) obligations properly treated as capital lease obligations or their equivalent under GAAP, (b) any obligation of such Person or an ERISA Affiliate to a Multiemployer Plan and (c) any indebtedness secured by a lien on a Person's assets.

      "INTERCREDITOR AGREEMENT" is defined in Section 4.1(b)(ii).

      "INTEREST PAYMENT DATE" is defined in Section 1.3(b).

      "INTEREST PERIOD", with respect to any Eurodollar Rate Loan or Eurodollar Rate Portion of the Term Loan, means the period commencing on, as the case may be, the Borrowing Date or conversion date with respect to a Eurodollar Rate Loan or the Effective Date with respect to a Eurodollar Rate Portion, and ending 30, 60, 90, 180 or 360 days thereafter as selected by the Borrowers in their notice of borrowing as provided in Section 1.1 or Section 2.2, as applicable; and

      The foregoing provisions relating to Interest Periods are subject to the following:

            (i) any Interest Period with respect to a Eurodollar Rate Loan or a Eurodollar Rate Portion that shall commence on the last London Banking Day of the calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last London Banking Day of the appropriate subsequent calendar month;

            (ii) each Interest Period that would otherwise end on a day which is not a London Banking Day shall end on the next succeeding London Banking Day, or, if such next succeeding London Banking Day falls in the next succeeding calendar month, on the next preceding London Banking Day; and

            (iii) no Interest Period on a Eurodollar Rate Loan or a Eurodollar Rate Portion may end after the respective maturity date of the Revolving Credit Note or the Term Note, as the case may be.


      "INVENTORY" shall have the meaning provided in the Uniform Commercial
Code.

      "KENTUCKY LC" is defined in Section 1.7.

      "LEASES" shall mean the leases of real property set forth on Schedule 5.5 hereto to which one or more of the Borrowers are a party.

      "LENDER" is defined in the preamble.

      "LIABILITIES" as applied to any Person shall mean: (i) all obligations of that Person to repay or pay money borrowed from another Person or the deferred portion of the purchase price of services or property (other than inventory purchased in the ordinary course of business unless evidenced by a note payable); (ii) all obligations of that Person under bankers acceptances and all obligations of that Person for the principal component of capitalized leases;
(iii) all obligations of that Person under letters of credit; (iv) obligations of others which that Person has directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), discounted or sold with recourse or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire, or in respect of which that Person has agreed to supply or advance funds (whether by way of loan, stock purchase, capital contribution or otherwise) or otherwise to become directly or indirectly liable; (v) all obligations evidenced or secured by any mortgage, pledge, lien or conditional sale or other title retention agreement to which any property or asset owned or held by that Person is subject, whether or not the obligation evidenced or secured thereby shall have been assumed; and (vi) all other items (except items of capital stock, capital surplus, general contingency reserves, deferred income taxes, retained earnings and amounts attributable to minority interest, if any) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of that Person as of the date Liabilities is to be determined; excluding, however, from the foregoing, obligations of that Person properly treated as capital lease obligations or their equivalent under GAAP.

      "LOAN DOCUMENTS" shall mean collectively this Agreement, the Notes, the Borrower Security Agreements, the Copyright Security Agreements, the Copyright Collateral Agreements, the Guarantor Security Agreement, the Guaranty, the Stock Pledge Agreements, the Assignment of Leasehold Interest, the Assignments of Life Insurance Policies, the ISDA Master Agreement, the Intercreditor Agreement, the UCC financing statements executed by the Borrowers and the Guarantor in favor of the Lender and all of the other agreements, documents and instruments evidencing or securing the Loans.

      "LOANS" is defined in Section 3.1

      "LONDON BANKING DAYS" shall mean days on which transactions are carried out in the London Interbank Market.

      "MANAGEMENT ADVISORY SERVICES AGREEMENT" shall mean the Management Advisory Services Agreement dated as of December 21, 2000, by and among the Borrowers and the Guarantor's Parent, pursuant to which the Borrowers have agreed to pay to the Guarantor's Parent certain management advisory services fees.

      "MANAGEMENT CONSULTING AGREEMENT" shall mean the Management Consulting Agreement dated as of December 21, 2000, by and among the Borrowers and the Guarantor, pursuant to which the Borrowers have agreed to pay to the Guarantor an annual management consulting fee equal to certain amounts due and payable by the Guarantor during the applicable year to the Mezzanine Lender under the Subordinated Note Purchase Agreement plus such additional amounts as are necessary to pay the premiums due in each year for the Key Man Policy (as defined in the Subordinated Note Purchase

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Agreement).

      "MANAGEMENT FEE DEBT PAYMENTS" shall mean the payments required to be made by the Borrowers to the Guarantor under the terms of the Management Consulting Agreement.

      "MATERIAL ADVERSE EFFECT" shall mean (i) a materially adverse effect on the business or financial position, results of operations or prospects of the Company, CMI or the Guarantor, as applicable, and its respective Subsidiaries considered as a whole, (ii) material impairment of the ability of a Borrower or the Guarantor, as applicable, or its respective Subsidiaries to perform, in any material respect, any of its obligations under this Agreement or the other Loan Documents to which it is or will be a party, or (iii) material impairment of the rights of or benefits available to the Lender under this Agreement.

      "MERGER CONSIDERATION" shall have the meaning assigned to such term in the Merger Agreement.

      "MERGER" shall mean the merger of HPAC with and into the Company as contemplated by the Merger Agreement.

      "MERGER AGREEMENT" shall mean the Agreement and Plan of Merger dated as of June 8, 2000, among the Guarantor's Parent, HPAC and the Company, as amended by
(i) a certain First Amendment to Agreement and Plan of Merger dated as of August 14, 2000 and (ii) a certain Second Amendment to Agreement and Plan of Merger dated as of August 23, 2000.

      "MEZZANINE LENDER" shall mean Banc One Mezzanine Corporation.

      "MNEF" is defined in the preamble.

      "MNRMI" is defined in the preamble.

      "MULTIEMPLOYER PLAN" shall mean a Plan described in Section 4001(a)(3) of ERISA to which any Borrower, the Guarantor or any ERISA Affiliate is required to contribute on behalf of any of its employees.

      "NET WORTH" shall mean the total of capital stock (less treasury stock), paid in surplus, general contingency reserves, and retained earnings (deficit) of the Company on a consolidated basis, determined in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus, and excluding, for the avoidance of doubt, the contingent liabilities of the Borrowers under their guaranties of the Subordinated Note.

      "NOTES" is defined in Section 3.2

      "OBWC" is defined in Section 5.21.

      "OBWC CONTRACTS" means those certain contracts, each effective January 1, 1999, respectively by and between (i) CHSI and the OBWC, and (ii) CHSI (as assignee of Community Insurance Company d/b/a/ Anthem Blue Cross/Blue Shield) and the OBWC, together with any successor or subsequent substantially similar agreements, in each case under which CHSI is to provide medical management and

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
cost containment services in connection with the OBWC's administration of workers' compensation benefits, each of the foregoing OBWC Contracts as renewed, modified, amended, substituted or replaced from time to time.

      "PBGC" shall mean the Pension Benefit Guarantee Corporation established pursuant to Subtitle A of Title IV of ERISA.

      "PERMITTED LIENS" is defined in Section 7.2.

      "PERSON" shall mean a corporation, an association, a partnership, a limited liability company, an organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

      "PLAN" shall mean any plan (other than a Multiemployer Plan) subject to Title IV of ERISA maintained for employees of any Borrower, the Guarantor or any ERISA Affiliate, and any such plan no longer maintained by any Borrower, the Guarantor or any of its ERISA Affiliates to which any Borrower, the Guarantor or any of their ERISA Affiliates has made or was required to make any contributions within any of the preceding five years.

      "PRIME RATE" shall mean on any day the per annum rate published or announced by the Lender from time to time as its prime rate, which may not be the Lender's lowest rate.

      "REPORTABLE EVENT" shall mean any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, a withdrawal from a Plan described in Section 4063 of ERISA, a cessation of operations described in
Section 4068(f) of ERISA, an amendment to a Plan necessitating the posting of security under Section 401(a)(29) of the Code, or a failure to make a payment required by Section 412(m) of the Code and Section 302(e) of ERISA when due.

      "REVOLVING CREDIT COMMITMENT" is defined in Section 1.1.

      "REVOLVING CREDIT LOAN" is defined in Section 1.1.

      "REVOLVING CREDIT NOTE" is defined in Section 1.2.

      "REVOLVING LOAN" is defined in the recitals hereto.

      "STATE" shall mean the State of Ohio.

      "STOCK PLEDGE AGREEMENT" and "STOCK PLEDGE AGREEMENTS" are defined in
Section 3.4(c).

      "SUBORDINATED INDEBTEDNESS" shall mean all Indebtedness of the Borrowers which is subordinated to all Indebtedness now or hereafter owed by the Borrowers to the Lender on specific terms and conditions satisfactory to, and approved in writing by, the Lender.

      "SUBORDINATED NOTE" shall mean the Senior Subordinated Note dated as of December 21, 2000 in the principal amount of $6,000,000 issued and sold by the Guarantor to the Mezzanine Lender pursuant to the Subordinated Note Purchase Agreement.

      "SUBORDINATED NOTE PURCHASE AGREEMENT" shall mean the Senior Subordinated Note Purchase Agreement dated as of December 21, 2000 among the Guarantor, as borrower, the Borrowers, as guarantors, and the Mezzanine Lender, as purchaser.

      "SUBSIDIARY" of a corporation shall mean any corporation of which more than 50% of the outstanding stock having ordinary voting power to elect a majority of the board of directors of such corporation is directly or indirectly owned by such corporation or by such corporation and any of its Subsidiaries taken together.

      "TAX AGREEMENT PAYMENTS" shall mean payments made by the Borrowers, the Guarantor or their respective Subsidiaries to the Guarantor's Parent pursuant to the Tax Allocation Agreement; provided, however, that in no event shall the amount of such payments by the Borrowers, the Guarantor and their respective Subsidiaries under such agreement with respect to any Fiscal Year exceed the aggregate dollar amount of income taxes that such entities would have paid with respect to such Fiscal Year had they filed consolidated income tax returns, including no other Person (for avoidance of doubt, in calculating such amount the amount, of any Tax Agreement Payments shall be excluded (i.e., shall not be considered an expense)).

      "TAX ALLOCATION AGREEMENT" means the Tax Allocation Agreement dated December 21, 2000 among the Guarantor's Parent, the Guarantor and the Borrowers.

       "TEMPORARY KENTUCKY LC" shall mean that certain letter of credit in the face amount of $500,000 issued by National City Bank in favor of the Commonwealth of Kentucky Department of Worker's Claims for the account of CHSI, which letter of credit the Borrowers shall cause to be cancelled within thirty
(30) days after the date of this Agreement.

      "TEMPORARY KENTUCKY LC COLLATERAL" shall mean the cash collateral in the amount of up to $500,000 pledged to National City Bank to secure CHSI's reimbursement obligations under the Temporary Kentucky LC, which pledge the Borrower shall cause to be released within 30 days of the date of this Agreement.

      "TERM LOAN" is defined in the recitals hereto.

      "TERM NOTE" is defined in Section 2.2.

      "TOTAL DEBT SERVICE" means all principal payments, interest payments (after taking into account hedging arrangements and including, without limitation, the interest component of capitalized leases), letter of credit fees and reimbursements, capital lease payments and repayments of the Anthem Indebtedness (all without duplication) due and payable during the relevant fiscal period for which such calculation is being made, but excluding, for the avoidance of doubt, the accrual of the Performance Fee (as defined in the Subordinated Note Purchase Agreement).

      "TRANSACTION DOCUMENTS" is defined in Section 7.21.

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     "UNIFORM COMMERCIAL CODE" shall mean the Uniform Commercial Code as adopted in the State, as amended from time to time.

      "UNUSED COMMITMENT" is defined in Section 3.1.

      "VARIABLE RATE LOAN(S)" is defined in Section 1.1.

      "VARIABLE RATE PORTION" is defined in Section 2.2(b).

      "VARIABLE TERM RATE" is defined in Section 2.2(b).

      "WAGNER LIFE INSURANCE POLICY" shall mean a life insurance policy issued by a life insurance company reasonably acceptable to the Lender and any supplemental contracts issued in connection therewith, which policy shall have an unencumbered face value of not less than $3,000,000 upon the life of Jonathan
R. Wagner.